Exhibit 10.1

CONSTRUCTION LOAN AGREEMENT

dated as of February 28, 2019

by and among

GROTON STATION FUEL CELL, LLC
As the Borrower

and

FIFTH THIRD BANK
as the Lender

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Section 5	CONDITIONS PRECEDENT	23

5.1	Conditions Precedent to the Closing Date	23
5.2	Conditions Precedent to Each Borrowing	26

Section 6	AFFIRMATIVE COVENANTS	28

6.1	Ownership and Liens	28
6.2	Existence; Compliance with Law	28
6.3	Financial Statements and Reports	28
6.4	Inspections; Access to Information.	29
6.5	Notices	30
6.6	Taxes	30
6.7	Insurance	30
6.8	Business Activities	31
6.9	Enforcement of Material Project Agreements	31
6.10	USA Patriot Act	31

Section 7	NEGATIVE COVENANTS	32

7.1	Indebtedness	32
7.2	Liens	32
7.3	Investments	32
7.4	Merger, Consolidation or Dissolution	32
7.5	Transactions with Affiliates	32
7.6	Dividends and Distributions	32
7.7	Material Project Agreements	32

Section 8	EVENTS OF DEFAULT	33

8.1	Remedies Upon the Occurrence of an Event of Default	33

Section 9	INDEMNIFICATION	34

Section 10	MISCELLANEOUS	35

10.1	Costs and Expenses	35
10.2	Cumulative Rights and No Waiver	35
10.3	Notices	35
10.4	Applicable Law.	36
10.5	Modifications	37
10.6	Successors and Assigns; Reliance	38
10.7	Survivorship	38
10.8	Independence of Covenants	38
10.9	WAIVER OF JURY TRIAL	38
10.10	Interest Rate Limitation	39
10.11	Execution in Counterparts	40
10.12	Time of the Essence	40
10.13	Entire Agreement	40

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Exhibits

Exhibit A	-	Guaranty
Exhibit B	-	Security Agreement
Exhibit C	-	Form of Construction Loan Notice
Exhibit D	-	Form of Note
Exhibit E	-	EPC Contract
Exhibit F	-	Service Agreement
Exhibit G	-	Insurance Requirements
Exhibit H	-	Closing Certificate
Exhibit I	-	Construction Budget and Schedule
Exhibit J	-	Borrowing Date Certificate
Exhibit K	-	Independent Engineer Certificate
Exhibit L	-	Form of Construction Report
Exhibit M	-	Form of Take-Out Commitment Letter

Schedules

1.	Schedule # 1-Drawdown Schedule
2.	Schedule # 2 Other Permitted Indebtedness
3.	Schedule # 3-Other Permitted Liens
4.	Schedule 4.7-Borrower’s Financial Information
5.	Schedule 4.13-Required Approvals and Consents
6.	Schedule 4.16-Affiliate Transactions
7.	Schedule 4.17-Bank Accounts

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THIS CONSTRUCTION LOAN AGREEMENT is made as of this 28th day of February, 2019 (the “Effective Date”), by and between GROTON STATION FUEL CELL, LLC, a Connecticut limited liability company (the “Borrower”) and FIFTH THIRD BANK, an Ohio banking corporation (together with its successors and assigns, the “Lender”).

RECITALS:

A.	The Borrower has requested that the Lender make available to the Borrower a construction loan facility, the proceeds of which shall be used by the Borrower to finance the manufacturing, construction, installation, commissioning and start-up of a nominally rated 7.4 MW fuel cell power plant to be fueled by natural gas and to be located on certain property owned by the U.S. Government and located at Wahoo Avenue, U.S. Submarine Base, Groton, CT (the “Project”), to be owned by the Borrower for the duration of the Construction Loans.

B.	FuelCell Energy, Inc. (“Parent” or “Guarantor”) indirectly owns all of the outstanding equity interests in Borrower and, as a condition of Lender’s entering into this Agreement and making the Construction Loans (as defined herein), simultaneously is executing a guaranty (the “Guaranty”) in the form attached hereto as Exhibit A.

C.	Lender is willing to make the Construction Loans on the terms and subject to the conditions set forth in this Agreement.

ACCORDINGLY, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereto hereby agree as follows:

Section 1
DEFINITIONS

1.1         Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by or is under common control with such Person. The term “control” means (i) the power to vote more than fifty percent (50%) or more of the securities or other equity interests of a Person having ordinary voting power, or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Construction Loan Agreement, including all schedules and exhibits hereto, as the same may be amended, modified, replaced, restated or supplemented from time to time.

“Anti-Corruption Laws” means all applicable laws, rules and regulations relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977 and any other similar applicable anti-corruption laws.

“Applicable Law” means, with respect to the Project or Borrower, all federal, state and local laws, statutes, treaties, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities applicable to the Borrower or the Project, including all applicable administrative orders, directed duties, Permits and agreements with, any Governmental Authority, whether or not having the force of law.

“Appraisal” means the report dated December 12, 2018, entitled “Determination of Orderly Liquidation Value of a Fuel System under Construction at the Groton Naval Submarine Base in Gorton, CT”, as prepared by BDO USA, LLP.

“Authorized Officer” means (a) with respect to any Person that is a corporation, the president, any vice president, the treasurer, the secretary or the chief financial officer of such Person; (b) with respect to any Person that is a partnership, the general partner or a duly authorized officer of a general partner of such Person or such other authorized officer as appointed by the board of directors of such general partner; or (c) with respect to any Person that is a limited liability company, any member or manager, or to the extent duly authorized to so act pursuant to such Person’s governing documents, the president, any vice president, the treasurer, the secretary, chief financial officer, or duly appointed authorized signatory of such Person or, in the case of a limited liability company, of a member of such Person.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means the higher of (A) the Prime Rate, and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%). If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change. In no event shall the Base Rate exceed 5%.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning given to such term in the introductory paragraph to this Agreement.

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“Borrowing Date Certificate” has the meaning given to such term in Section 5.2(b).

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, on which banks in the State of New York are open for the conduct of their commercial banking business.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation, guideline, directive or treaty (in each case whether or not having the force of law and including, without limitation, any request, rule guideline or directive (1) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) or (2) enacted, promulgated, adopted, issued or implemented by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign financial regulatory authorities), or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection with that Act, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means any reorganization or merger (or similar transaction or series or related transactions) involving Borrower, or any sale or exchange of outstanding equity interests of Borrower in which, following the consummation of any of the foregoing, Parent ceases to hold, directly or indirectly, at least 75% of the outstanding equity interests of Borrower.

“Closing Certificate” means the Borrower’s closing certificate, in the form of Exhibit H.

“Closing Date” means the date upon which each of the conditions precedent listed in Section 5.1 has been satisfied (or waived in accordance with the terms of this Agreement).

“CMEEC” means Connecticut Municipal Electric Energy Cooperative.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all “Collateral”, as such term is defined in the Security Agreement and all “Pledged Collateral”, as such term is defined in the Pledge Agreement.

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“Commitment” means the obligation of the Lender to make Construction Loans to the Borrower pursuant to Section 2.1 in an aggregate outstanding principal amount not to exceed $23,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consents” means, collectively, (i) the Estoppel and Acknowledgment, to be dated on or prior to the date of the initial borrowing of Construction Loans, between Borrower, Lender and CMEEC, together with the Navy’s consent thereto (the “Estoppel and Acknowledgment”); and (ii) the Consent Agreement with respect to the EPC Contract and the Service Agreement, dated the date hereof, between Borrower, Lender and Parent (the “EPC and Service Agreement Consent”).

“Construction Account” means the deposit account in the name of the Borrower and maintained with the Lender and into which the proceeds of each Construction Loan shall be deposited.

“Construction Budget and Schedule” shall have the meaning set forth in Section 5.1(g).

“Construction Loan” shall have the meaning set forth in Section 2.1(a).

“Construction Loan Notice” shall have the meaning set forth in Section 2.1(b).

“Construction Report” shall have the meaning set forth in Section 6.3(iii).

“CT PURA” means the Connecticut Public Utilities Regulatory Authority or its successor.

“Default” means the occurrence of any of the events specified in Section 8 hereof, whether or not any requirement for notice or lapse of time or any other condition precedent has been satisfied.

“Default Rate” shall have the meaning set forth in Section 3.3.

“Dispute” shall have the meaning set forth in Section 10.10(a).

“Dollars”, “dollars”, or “$” means U.S. Dollars.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Law” means any and all Applicable Laws relating to pollution, safety or the protection of human health, natural resources (including any protected species) or the environment (including any cultural, archeological or paleontological resources) or the use or Release into the environment of any materials, including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Rivers and Harbors Act of 1899 (33 U.S.C. § 403), Title 14 Code of Federal Regulations, Federal Aviation Administration Regulations (Navigation Hazards), Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), National Environmental Policy Act (42 U.S.C. Sections 4321 et seq.), Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), Pollution Prevention Act of 1990 (42 U.S.C. Section 13101 et seq.), Endangered Species Act (16 U.S.C. Sections 1531 et seq.), Protection of Migratory Game and Insectivorous Birds Act (16 U.S.C. Sections 701 et seq.), Bald and Golden Eagle Protection Act (16 U.S.C. Sections 668 et seq.), Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sections 1101 et seq.), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), and the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.) and the regulations promulgated pursuant to any of the foregoing and similar or applicable local statutes and regulations, all as may be amended from time to time.

“EPC Contract” means the Engineering, Procurement and Construction Agreement by and between Borrower and Parent, in the form attached hereto as Exhibit E, as such EPC Contract may be amended from time to time.

“Equity Contribution” shall have the meaning set forth in Section 5.2(m).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, including the rules and regulations promulgated thereunder, in each case as in effect from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 8.

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“Federal Funds Rate” means the rate at which funds of Federal Reserve member banks held by the Federal Reserve System are being offered on each Business Day on the domestic interbank market to other member banks, as reported by the brokerage firm selected by the Lender from time to time, Bloomberg LP (or any successor), as determined by the Lender by noon each Business Day. The Federal Funds Rate for each day which is not a Business Day on which such rate is reported by Bloomberg LP shall be identical to the Federal Funds Rate on the preceding Business Day. Each determination by the Lender of the Federal Funds Rate shall be binding and conclusive in the absence of manifest error.

“Fee” shall have the meaning set forth in Section 3.1.

“FERC” means the Federal Energy Regulatory Commission or its successor.

“Financial Statements” means the consolidated and consolidating balance sheets, statement of income or operations, shareholders’ equity and cash flows for the designated Person for the year, month or quarter, prepared in accordance with GAAP (except to the extent noted otherwise herein, with respect to Financial Statements delivered prior to the Closing Date).

“GAAP” means generally accepted accounting principles, as recognized from time to time by the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision or any court, agency, authority, department, commission, board, bureau or instrumentality thereof.

“Guarantor” shall have the meaning set forth in Recital B.

“Guaranty” shall have the meaning set forth in Recital B.

“Hercules Loan Agreement” shall mean that agreement dated April 14, 2016 between FuelCell Energy, Inc. and each of its Qualified Subsidiaries and Hercules Capital, Inc. as thereafter amended.

“Holdback Amount” shall have the meaning set forth in Section 2.5(b).

“Indebtedness” means, as to Borrower, without duplication, (i) all indebtedness for borrowed money, including, without limitation, all indebtedness of Borrower evidenced by bonds, debentures, notes and other similar instruments, (ii) all obligations of Borrower to pay the deferred purchase price of property or services, other than liabilities arising in the ordinary course of business, (iii) all obligations of Borrower under any conditional sale or other title retention agreement relating to property acquired by Borrower, (iv) all obligations of Borrower with regard to capital leases to the extent properly classified as a liability on a balance sheet in conformity with GAAP, (v) all Indebtedness of any other Person secured by a Lien on any asset of Borrower, whether or not such obligation has been assumed by Borrower, provided that if Borrower has not assumed or become liable for the payment of such obligation, the amount of such Indebtedness shall be limited to the lesser of (A) the principal amount of the obligations being secured and (B) the fair market value of the encumbered property, (vi) all direct and contingent obligations of Borrower arising under any letters of credit or bankers’ acceptance or similar instrument and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (vii) all Indebtedness of any other Person guaranteed by Borrower.

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“Independent Engineer” means DAI Management Consultants, Inc.

“Independent Engineer’s Report” means the report entitled “Fuel Cell Energy Sure SourceTM 4000 Groton Station Project Review” dated December 18, 2018, prepared by the Independent Engineer.

“Intellectual Property” means trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interconnection Agreement” means individually or collectively as the context may require that certain agreement between the Borrower and CMEEC, as the same may be amended or modified from time to time in accordance with this Agreement.

“Interest Rate” shall have the meaning set forth in Section 3.2.

“Investment” means any beneficial ownership of or in any Person (including stock, partnership interest or other securities), or any loan, advance or capital contribution to, or other investment in, any Person.

“Knowledge” shall mean the actual knowledge after due inquiry of any of the following executive officers of the Parent: Chief Executive Officer & President, the Senior Vice President & Chief Financial Officer, the Senior Vice President & General Counsel or the Senior Vice President & Chief Operating Officer.

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“Lease” means that certain Lease executed by CMEEC on May 23, 2013 and by the United States of America, acting by and through the Department of the Navy, on May 2, 2014, as amended by that First Modification to Lease, dated as of August 1, 2014, and that Second Modification to Lease, dated as of October 19, 2017.

“Lender” shall have the meaning given to such term in the introductory paragraph to this Agreement.

“LIBOR Rate” means a rate of interest equal to the London Interbank Offered Rate (“LIBOR”) for each one-month period quoted by the Lender from Bloomberg Financial Markets system (or such other authoritative source as selected by Lender in its sole discretion), which shall be the LIBOR Rate for each such one-month period in effect two (2) Business Days prior to the first day of each such one month period (rounded upward to the nearest 1/10,000 of 1.00%). The Lender may unilaterally adjust the LIBOR Rate for any subsequent costs arising from a change in government regulation, or may substitute the Base Rate in the event LIBOR becomes unavailable. The Lender’s determination of the LIBOR Rate is conclusive, absent demonstrable error.

“Lien” means any deed of trust or mortgage lien, security interest, pledge, charge, lien or other similar encumbrance of any nature.

“Loan” means a Construction Loan, and “Loans” means all of such Construction Loans.

“Loan Disbursement Date” means any Business Day occurring on or after the Closing Date; provided that there shall not occur more than two Loan Disbursement Dates in any calendar month.

“Loan Documents” means collectively, this Agreement, the Note, the Security Agreement, the Pledge Agreement, the Guaranty, the Mortgage, the Consents and any other loan or security agreements or letter agreements or similar documents, agreements or instruments entered into in connection with any of the foregoing or with the transactions contemplated by this Agreement, all as may be amended, modified, replaced, restated or supplemented from time to time.

“Loan Parties” means the Borrower, the Pledgor and the Guarantor.

“Material Adverse Effect” means a material adverse effect upon (i) the business, assets, properties, liabilities, financial condition, or results of operations of the Borrower, (ii) the ability of Borrower to perform its material obligations under this Agreement or any other Loan Document to which it is a party, (iii) the legality, validity, binding effect or enforceability of any Loan Document, or (iv) the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

“Material Damage” means, with respect to the Project, any damage to the infrastructure or equipment of the Project, that results, or could reasonably be expected to result, in a termination of the Power Purchase Agreement or the Sublease Agreement.

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“Material Project Agreements” means: (i) the Power Purchase Agreement; (ii) the Interconnection Agreement, (iii) the Sublease Agreement; (iv) the EPC Contract; (v) the Service Agreement; and (vi) the Take-out Commitment Letter.

“Maturity Date” means the earliest to occur of: (i) March 10, 2020; (ii) the commercial operation date of the Project; and (iii) one (1) Business Day after receipt of proceeds of a debt financing in an amount sufficient to repay the entire outstanding principal balance of the Construction Loans, together with all unpaid interest, fees, charges and costs that become due and payable under this Agreement.

“Maximum Rate” shall have the meaning set forth in Section 10.11.

“Mortgage” means the Leasehold Mortgage, dated as of the date hereof, between the Borrower and the Lender.

“Note” shall have the meaning set forth in Section 2.2.

“Obligations” means all amounts owing from time to time by the Borrower to the Lender in connection with this Agreement and the Note, whether in connection with Construction Loans made or otherwise, and whether such amounts or liabilities are liquidated or unliquidated, now existing or hereafter arising.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“Parent” shall have the meaning set forth in Recital B.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“Payment Date” means the first Business Day of each month.

“Permit” means any authorization, approval, consent, waiver, exception, license, filing, registration, ruling, permit, tariff, notice, certification, exemption, franchise, concession or other action or requirement by or with any Governmental Authority.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, between the Pledgor and Lender.

“Pledgor” means FuelCell Energy Finance, LLC.

“Permitted Indebtedness” means:

(i)	Borrower’s Obligations to Lender under this Agreement and the Note as may be extended, refinanced, modified, amended or restated;

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(ii)	Unsecured Indebtedness incurred in the ordinary course of business;

(iii)	Unsecured obligations to Persons pursuant to Material Project Agreements including all obligations of Borrower to Parent under the EPC Contract or Service Agreement;

(iv)	Indebtedness secured by Liens that are permitted under the definition of “Permitted Liens”;

(v)	Indebtedness in the form of letters of credit, other surety instruments or guaranties relating to Borrower’s obligations under Material Project Agreements; and

(vi)	Such other Indebtedness set forth in Schedule #2 entitled “Other Permitted Indebtedness.”

“Permitted Liens” means:

(i)	Liens arising in favor of a governmental entity for taxes, fees, assessments or other governmental charges or levies that are not yet due or payable or which are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto;

(ii)	Liens arising pursuant to the Loan Documents in favor of the Lender;

(iii)	Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen’s, carrier’s, mechanic’s, landlord’s, warehousemen’s, and other like Liens; provided that such Liens secure only amounts not more than thirty (30) days past due or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iv)	Liens relating to letters of credit, other surety arrangements or guaranties of Borrower’s obligations under Material Project Agreements;

(v)	Purchase money Liens on equipment acquired or held by Borrower incurred for financing the acquisition of such equipment, provided such Liens are confined solely to the equipment and the proceeds of the equipment;

(vi)	Easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor title defects affecting real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower;

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(vii)	Statutory judgment Liens securing judgments that do not constitute or give rise to an Event of Default under Section 8; and

(viii)	Such other Liens set forth in Schedule #3 entitled “Other Permitted Liens.”

“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

“Plan” means any plan subject to Title IV of ERISA and maintained by Borrower or any such plan to which Borrower is required to contribute on behalf of its employees.

“Power Purchase Agreement” or “PPA” means the Power Purchase Agreement dated October 18, 2017 by and between Borrower and CMEEC as such PPA may be amended from time to time.

“Prime Rate” means the rate of interest per annum publicly announced by the Lender from time to time as its prime lending rate (for reference purposes only) with any change thereto being effective as of the opening of business on the date of such change (or if not a Business Day, the beginning of the day). The Prime Rate is determined from time to time by the Lender as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Lender to any particular class or category of customers.

“Project” shall have the meaning set forth in Recital A.

“Release” means any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air (indoor or outdoor), or otherwise entering into, on or migrating through the environment.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) made with respect to any equity interests in Borrower, or any payment (whether in cash, securities or other property), that relates to any purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests or any option, warrant or other right to acquire any such equity interests.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions broadly restricting or prohibiting dealings with, in or involving such country or territory (currently, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any Person (a) listed in any Sanctions-related list of designated Persons, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (b) organized, operating, domiciled or resident in, or any Governmental Authority of, a Sanctioned Country, (c) owned or controlled by, or acting for or on behalf of, any Person described in clause (a) or (b) above or (d) otherwise the subject or target of any comprehensive Sanctions.

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“Sanctions” means any economic or financial sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Security Agreement” means the Security Agreement, in the form attached hereto as Exhibit B, dated as of the date hereof, executed by the Borrower, pursuant to which the Borrower has granted to the Lender a security interest in the Collateral described therein to secure all Obligations to the Lender, as such Security Agreement may be amended from time to time.

“Service Agreement” means the Service Agreement by and between Borrower and Parent, in the form attached hereto as Exhibit F, pursuant to which Parent has certain obligations relating to the operation, maintenance and administration of the Project for the benefit of the Borrower as such Service Agreement may be amended from time to time.

“Sublease Agreement” means the Sublease Agreement dated January 5, 2018 by and between Borrower, as tenant, and CMEEC as landlord as such Sublease Agreement may be amended from time to time.

“Take-out Commitment Letter” means a binding commitment letter, substantially in the form attached hereto as Exhibit M, issued to, and agreed and accepted by, Borrower from one or more banks or other financial institutions as a lender or lenders (collectively, the “Take-out Lenders”), pursuant to which the Take-out Lenders shall have, individually or collectively, committed to consummate a Take-out Financing with respect to the Project in an aggregate amount at least equal to the Commitment at such time as construction of the Project has been completed and the Project is ready to be placed into commercial operation; provided that the obligations of the Take-out Lenders to consummate the Take-out Financing shall not be contingent on Borrower’s obtaining any tax equity financing.

“Take-out Financing” means a debt financing for the Project in an amount at least equal to the then-outstanding principal amount of the Construction Loans made in respect of the Project, together with all accrued and unpaid interest and other Obligations thereon.

“Take-out Lenders” shall have the meaning set forth in the definition of “Take-out Commitment Letter”.

“Taxes” means all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2         Rules of Interpretation. Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement and the other Loan Documents:

(a)          Unless otherwise specified, a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

(b)          Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP and all calculations shall be made in accordance with GAAP consistently applied.

(c)          The singular includes the plural and the plural includes the singular.

(d)          The word “or” is not exclusive.

(e)          A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

(f)           A reference to a Person includes its successors and permitted assigns.

(g)          The words “include,” “includes” and “including” are not limiting.

(h)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(i)           References to “days” shall mean calendar days, unless the term “Business Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

(j)           The Loan Documents are the result of negotiations between, and have been reviewed by Borrower, Lender, and their respective counsel. Accordingly, the Loan Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

(k)          The words “will” and “shall” shall be construed to have the same meaning and effect.

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Section 2
THE CONSTRUCTION LOAN FACILITY

2.1         Construction Loans.

(a)          Upon the terms and subject to the conditions contained in this Agreement, and following a request therefor from Borrower as set forth in Section 2.1(b) below, the Lender agrees to make construction loans (each such loan, a “Construction Loan”) to the Borrower from time to time on any Loan Disbursement Date designated by the Borrower, so long as, in each case, (i) after giving effect to the making of any such requested Construction Loan, the outstanding principal amount of all Construction Loans then outstanding made hereunder does not exceed the Commitment; (ii) the amount of such requested Construction Loan is at least $500,000; (iii) the amount of such requested Construction Loan is consistent with the Drawdown Schedule set forth in Schedule # 1 to this Agreement (or as otherwise agreed to between Lender and Borrower) and (iv) the conditions set forth in Section 5, to the extent applicable, have been satisfied; provided, however, that the aggregate principal amount of Construction Loans available for borrowings hereunder prior to the financial closing date of the Take-Out Financing shall not exceed $[21,200,000].

(b)          Each borrowing of a Construction Loan hereunder shall be made following the Borrower’s irrevocable written notice to the Lender. Such notice must be received by the Lender at least five (5) Business Days prior to the requested date of borrowing (or such shorter period as may be approved by Lender in its sole discretion). The Borrower may not request more than two Construction Loans in any calendar month, with each borrowing of a Construction Loan occurring on a Loan Disbursement Date. Each notice to borrow a Construction Loan shall be in substantially the form of Exhibit C attached hereto (each such notice, a “Construction Loan Notice”), and shall: (i) specify the requested date of the borrowing, which shall be a Loan Disbursement Date; (ii) specify the principal amount of the Construction Loan to be borrowed; (iii) include a summary of the costs for the Project to be paid with the proceeds of such Construction Loan, including reference to any applicable milestones set forth in the EPC Contract with respect to the Project; and (iv) include any accompanying documentation and items that may be required pursuant to Section 5, to the extent applicable. Following the receipt of a Construction Loan Notice, Lender shall disburse the principal amount of the requested Construction Loan on the Loan Disbursement Date specified in the Construction Loan Notice, into the Construction Account. Borrower may withdraw funds from such Construction Account to make payments to Parent required pursuant to the EPC Contract or otherwise to pay Project costs (subject to Section 2.5(b)).

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(c)          Schedule # 1 is a Draw Down Schedule that sets forth: (i) costs previously incurred by Borrower (and its Affiliates) with regard to the Project; (ii) the Equity Contribution; (iii) payments required to be made by Borrower after the Effective Date pursuant to the EPC Contract; and (iv) the amounts of such future payments under the EPC Contract to be paid by Borrower (out of its own funds) or funded by Construction Loans. As shown in Schedule # 1, a portion of the initial Construction Loan by Lender will be to reimburse Parent for certain costs previously incurred by Parent. From and after the Effective Date, Lender will make the Construction Loans, subject to the terms and conditions of this Agreement, in the amounts in accordance with Schedule # 1; provided, that (i) Borrower, out of its own funds, has made those payments set forth in Schedule # 1 that are not to be funded by Construction Loans, including the Equity Contribution; (ii) to the extent that Borrower requests any change orders under the EPC Contract which result in any additional costs required to be borne by Borrower under the EPC Contract, Borrower also satisfies such obligations when due from its own funds; and (iii) the aggregate amount of Construction Loans does not exceed the Commitment.

2.2         Evidence of Loans. The Construction Loans shall be evidenced by a master promissory note, in the form attached hereto as Exhibit D in the amount of the Commitment, executed by the Borrower in favor of the Lender and dated the Closing Date (the “Note”).

2.3         Repayment of Construction Loans; Maturity Date.

(a)          Accrued and unpaid interest on each Construction Loan shall be due and payable on each Payment Date, commencing with the first such Payment Date occurring after the initial disbursement of such Construction Loan. Any interest that accrues on any Construction Loan after the Maturity Date for such Construction Loan shall be payable on demand.

(b)          All outstanding principal and any unpaid interest on the Construction Loans shall be due and payable on the Maturity Date.

2.4         Prepayments.

(a)          Damage or Destruction of Project. In the event of the destruction of the Project or Material Damage to the Project, then in any such case, the Borrower shall, within thirty (30) days following occurrence of such event, make a prepayment of the Construction Loan(s), plus all accrued and unpaid interest thereon; provided, however, that if (i) the Borrower desires that the Project be repaired or replaced, and (ii) each of the Power Purchase Agreement and Sublease Agreements permits sufficient time for such repair or replacement without termination, then the Borrower may repair or replace the Project and no prepayment shall be required under this Section 2.4(a) in respect of such destruction or Material Damage; provided, further, that the Lender shall be entitled to retain all insurance proceeds received in respect of such destruction or Material Damage and release the same to the Borrower for application to Project costs on the same terms and conditions as apply to the making of Construction Loans in respect of the Project, as applicable; and provided, further, that all such Construction Loans shall remain subject to prepayment in respect of any other events or circumstances that would otherwise require prepayment hereunder.

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(b)          Mandatory Prepayments—Change of Control. The Borrower shall prepay all of the Loans, and all accrued and unpaid interest thereon, immediately upon a Change of Control.

(c)          Voluntary Prepayments. The Borrower may voluntarily prepay any Construction Loans hereunder at any time without penalty or premium. Each prepayment of any Construction Loan(s) pursuant to this Section 2.4(c) shall be applied in accordance with Section 3.4 hereof.

2.5         Use of Proceeds.

(a)          Subject to clause (b) of this Section 2.5, the Borrower shall use the proceeds of each Construction Loan to pay amounts due under the EPC Contract or otherwise solely and exclusively to finance costs relating to the manufacturing, construction, installation, commissioning and start-up of the Project, and not for any other purposes.

(b)          Notwithstanding anything to the contrary herein, $500,000 of the proceeds of the initial Construction Loan (the “Holdback Amount”) shall be withheld in the Construction Account as contingency for the costs of mechanical excavation or blasting of the rock ledge on the Project site that the Borrower’s excavation contractor, A/Z Corporation, has advised must be removed to complete construction and future servicing of the Project. The Holdback Amount shall be released to the Borrower upon receipt by the Lender of evidence that the aforementioned mechanical excavation or blasting has been completed, such evidence in form and substance satisfactory to the Lender (in consultation with the Independent Engineer); provided, however, that if the Borrower receives written approval from the Navy for the aforementioned blasting no later than April 30, 2019, $400,000 of the Holdback Amount will be released to the Borrower for use in accordance with clause (a) of this Section 2.5. FOR THE AVOIDANCE OF DOUBT, the Holdback Amount shall not be deemed an amount loaned hereunder nor shall interest accrue on such amount unless and until such Holdback Account shall become available for borrowing and shall be loaned to Borrower hereunder.

2.6         Obligations Absolute. The obligations of the Borrower to repay the Obligations and to perform and observe the agreements and covenants contained herein are absolute and unconditional and are not subject to any defense or right of setoff, counterclaim or recoupment arising out of any breach of the Borrower or the Lender of any obligation to the Borrower, whether hereunder or otherwise, or out of indebtedness or liability at any time owing to any of the Borrower by the Lender.

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2.7         Inability to Determine Interest Rates; Illegality; Breakage Indemnity.

(a)          If the Lender determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such day) are not being offered to banks in the interbank eurodollar market for such day, or adequate means do not exist for ascertaining the LIBOR Rate for such day, then the Lender shall give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the availability of the LIBOR Rate shall be suspended, and (ii) the interest rate for all amounts outstanding under the Construction Loans shall immediately be converted on the first Business Day of the next calendar month to a rate of interest per annum equal to the Base Rate plus such margin as would be required in order that such interest rate would be equal to the interest rate then in effect hereunder on the date of such determination (if any), such margin to remain fixed thereafter so long as the interest rate hereunder is based on the Base Rate.

(b)          In addition, if after the date of the Note, the Lender shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any Applicable Law, rule or regulation, or any change in the interpretation or administration thereof by a Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make or maintain or fund loans based on the LIBOR Rate, the Lender shall notify the Borrower. Upon receipt of such notice, until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer apply, (i) the availability of the LIBOR Rate shall be suspended, and (ii) the interest rate on all amounts outstanding under the Construction Loans shall be immediately converted to a rate of interest per annum equal to the Base Rate plus such margin as would be required in order that such interest rate would be equal to the interest rate then in effect hereunder on the date of such determination (if any), such margin to remain fixed thereafter so long as the interest rate hereunder is based on the Base Rate either (A) on the first (1st) Business Day of the next calendar month, if the Lender may lawfully continue to maintain or fund loans based on the LIBOR Rate to such day, or (B) immediately if the Lender may not lawfully continue to maintain or fund loans based on the LIBOR Rate.

(c)          The Borrower agrees to indemnity the Lender for, and to hold the Lender harmless from and against, any loss or expense that the Lender may sustain or incur as a consequence of (i) default by the Borrower in making a borrowing of any LIBOR Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the Borrower in making any prepayment of any LIBOR Rate Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iii) the making of a prepayment of any LIBOR Rate Loan on a day that is not the date that the applicable interest payment is due with respect thereto. A certificate as to any amounts payable pursuant to this Section 2.7(c) submitted to the Borrower by the Lender shall be conclusive and binding for all purposes, absent manifest error.

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2.8         Recovery of Additional Costs. The Borrower shall pay to the Lender promptly upon demand therefor for the Lender’s costs or losses arising from any Change in Law that are allocated to this Agreement or any Construction Loan outstanding under this Agreement, which allocation shall be made by the Lender in its sole discretion, using any reasonable method consistently applied among its customers and which costs include, without limitation, (a) any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Agreement) and (b) any capital requirements relating to the Lender’s assets or the Construction Loans; provided, however, that such costs or losses (i) shall not be payable by the Borrower to the extent that they were incurred by such Lender more than ninety (90) days prior to the date such Lender requests compensation therefor and (ii) shall be payable by the Borrower only to the extent that such Lender is at such time requesting compensation from its other customers under provisions similar to this Section 2.8.

Section 3
FEES, INTEREST AND PAYMENTS

3.1         Fees. In consideration of the Lender making available the Construction Loans as set forth in this Agreement, the Borrower agrees to pay to the Lender a facility fee (the “Fee”) in an amount equal to one and one quarter percent (1.25%) of the amount of the Commitment. Such Fee shall be paid on the Closing Date (for the avoidance of doubt, regardless of whether the initial Construction Loan occurs on the Closing Date). Such Fee shall be fully earned and due and payable on the Closing Date.

3.2         Interest Rate. The outstanding principal balance of Construction Loans will bear interest at a variable rate (the “Interest Rate”) equal to the LIBOR Rate, plus two and one quarter percent (2.25%). Interest on a Construction Loan shall be computed on the basis of twelve months of 30 days each. In computing interest on any Construction Loan, the date of the making of such Construction Loan shall be included, and the date of payment of such Construction Loan shall be excluded.

The Interest Rate shall be reset as of the 5th day of each month, based on the LIBOR Rate then in effect at approximately 11:00 AM London time, one (1) Business Day preceding each such day. For purposes of calculating the monthly interest payment, the period for the calculation of the monthly interest payment shall commence on the first day of the month.

3.3         Default Rate.

Upon the occurrence and during the continuance of an Event of Default, the Construction Loans shall bear interest on the outstanding principal amount of this agreement at a rate (the “Default Rate”) which shall be a variable rate equal to the Interest Rate then in effect from time to time plus two (2) percent. Once all such payments have been made, neither the late payment fee nor the Default Rate will continue to be charged.

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3.4         Payments. The disbursement of each Construction Loan hereunder and each payment of the principal of and interest on such Construction Loan, and all other fees, charges, costs, expenses and other Obligations owed to the Lender hereunder or under any other Loan Document shall be made in United States Dollars and in immediately available funds. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest to be paid on such date. All Payments due or received pursuant to this Agreement or the Note shall be applied first to outstanding fees and expenses due under this Agreement, second to any interest then accrued and then to the then outstanding principal balance of Construction Loans.

Section 4
REPRESENTATIONS

Borrower represents and warrants to Lender the following as of the Closing Date and as of the date of each borrowing of Construction Loans:

4.1         Organization and Existence. Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut; (ii) has all requisite corporate or other power and authority and has obtained all Permits necessary to own or lease and operate its properties and to carry on its business as now being conducted and as hereafter proposed to be conducted; and (iii) is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization; except, in each case, where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.2         Authority. Borrower has full corporate or company power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to incur the borrowings hereunder, to grant the security interests under the Security Agreement, and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all necessary corporate or company action.

4.3         Binding Agreements. This Agreement constitutes, and each other Loan Document to which Borrower is a party when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.4         Capitalization; No Subsidiaries. All of the outstanding equity interests in Borrower are indirectly owned by Parent. Borrower has no Investments of any kind (including no subsidiaries).

4.5         Litigation. There are no material actions, suits, proceedings or investigations pending or, to the Knowledge of Borrower, threatened before any court or administrative agency naming Borrower as a party or regarding the Project.

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4.6         Non-Contravention. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party does not conflict with, or require any consent pursuant to (other than consents that have already been obtained): (i) any organizational document of Borrower; (ii) any Material Project Agreement; or (iii) any Applicable Law.

4.7         Financial Condition. All Financial Statements of Borrower delivered to Lender are and were prepared in accordance with GAAP and fairly present Borrower’s financial condition as of the date or dates thereof and the results of operations for the fiscal period then ended (other than unaudited financial statements which are subject to customary year-end adjustments and do not contain the footnotes required by GAAP). Schedule 4.7 contains the internally prepared Financial Statements of Borrower for the year ended October 31, 2018. Since October 31, 2018, there has been no change in any of Borrower’s financial condition or business that would result in a Material Adverse Effect. Borrower has no outstanding Indebtedness other than Permitted Indebtedness. The audited balance sheet of the Parent and its subsidiaries as of October 31, 2017, and the related statements of income, retained earnings and cash flows for the period then ended, and the internally prepared balance sheet of the Parent and its subsidiaries as of July 31, 2018, and the related internally prepared statements of income, retained earnings and cash flows for the period then ended, in each case heretofore delivered to the Lender, fairly present the consolidating and consolidated financial condition of the Parent and its subsidiaries and the consolidating and consolidated results of their operations and changes in their financial position as of the dates and for the periods referred to therein and have been prepared in accordance with GAAP.

4.8         Intellectual Property. Borrower owns or is licensed to use all Intellectual Property used in or necessary for the conduct of its business as is currently conducted and as to such Intellectual Property: (i) Borrower owns the entire unencumbered right, title and interest in and to all such Borrower-owned Intellectual Property free and clear of all Liens; (ii) no rights or licenses to or from others have been granted with respect to such Borrower-owned Intellectual Property; and (iii) to Borrower’s Knowledge, the use of such Intellectual Property by Borrower and the conduct of its business does not and has not been alleged by any Person to infringe or violate the rights of any Person.

4.9         Taxes. Borrower has timely filed all Tax returns that are required to be filed (or filed timely extensions therefor) and has timely paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower); and no Tax Lien has been filed, and no claim is being asserted, with respect to any such Tax, fee or other charge other than Permitted Liens. All such returns are true and accurate in all material respects. No administrative or court proceeding or audit or examination is presently pending or has been threatened in writing with regard to any Taxes or Tax returns of the Borrower or of the Parent with respect to any project consisting of a fuel cell power plant. Neither the Borrower nor the Parent has received any written proposal from a Governmental Authority proposing any adjustment to the Tax liability of the Borrower or the Parent, in connection with any Taxes or any Tax return that is pending or otherwise unsettled with respect to the Project or any other project consisting of a fuel cell power plant. No private letter ruling has been obtained or requested by the Borrower or the Parent from the Internal Revenue Service with respect to the Project.

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4.10       Employees; Employee Benefit Pension Plans. Borrower currently has no employees and has never had any employees. Borrower has no Plans in effect and has never had any Plans.

4.11       Material Project Agreements. Borrower has provided Lender with true and complete copies of Material Project Agreements. All such Material Project Agreements are in full force and effect. Borrower has not committed any material default under any such Material Project Agreement and, to Borrower’s Knowledge, no other party to any such Material Project Agreement has committed any material default.

4.12       Compliance with Laws. Borrower is in compliance with all Applicable Laws and Permits, in all material respects.

4.13       Required Approvals and Consents. Except as set forth in Part II of Schedule 4.13, there are no material approvals and consents or Permits of any Governmental Authority or any other Person required for the development, construction, ownership, maintenance and operation of the Project, including those related to blasting, explosives and mechanical excavation. As of the [Closing Date], each such approval, consent or Permit required to be obtained for the development, construction, operation, use or ownership, as applicable, of the Project or the Project Site on such date is listed in Part I of Schedule 4.13. Each of the approvals, consents and Permits listed in Part I of Schedule 4.13 is final, in full force and effect and, if an appeal period is specified by Applicable Law under which such Permit is issued, the appeal period has expired and no judicial, administrative or other appeals or further proceedings are pending, required or, to the best of the Borrower’s Knowledge, threatened. The Permits listed in Part II of Schedule 4.13 are of a type that are routinely granted on application, that are ministerial in nature and that would normally be obtained in the ordinary course of business on commercially reasonable terms and conditions prior to the time required by Applicable Law and the Borrower reasonably believes after due diligence that any Permit on Part II of Schedule 4.13 will be obtained before it becomes needed for the Project, or otherwise required by Applicable Law, without material unanticipated cost or delay.

4.14       Environmental. To Borrower's Knowledge, there have been no Releases of hazardous substances at, on or near the Project site or otherwise by the Borrower and to the Borrower’s Knowledge there is no condition, circumstance, action, activity or event pertaining to the Project that could reasonably be expected to form the basis of any material violation of any Environmental Law by the Borrower or any claim against or liability of the Lender under Environmental Law.

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4.15       No Liens; Indebtedness. Other than Permitted Liens, no Lien exists against the Project, or any other property or assets of Borrower. Other than Permitted Indebtedness, Borrower has no outstanding Indebtedness.

4.16       Affiliate Transactions. Except as set forth on Schedule 4.16, Borrower has no agreements or contracts in place with Parent (or any Affiliate) and has not purchased, acquired, licensed or leased any property or services from, or sold, transferred, licensed or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, Parent (or any Affiliate thereof).

4.17       Bank Accounts. Except as set forth on Schedule 4.17, Borrower does not maintain any deposit account or other account with any bank or other depositary institution, other than the Construction Account.

4.18       Disclosure. Neither this Agreement nor any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. The Borrower’s confirmation under Section 5.1(o) of the beneficial ownership with respect to any Loan Party that qualifies as a “legal entity customer” is true and correct in all respects.

4.19       Governmental Regulation.

(a)       The Borrower is not subject to regulation by FERC.

(b)       The Borrower is not subject to regulation as a “public utility,” an “electric utility,” a “transmission and distribution utility,” a “gas utility,” or similar term under any applicable state laws or regulations.

(c)       There are no complaints, investigations or other proceedings (public or non-public, formal or informal) pending before FERC or the CT PURA naming the Borrower, Parent, or the Project as a party, and there are no facts or circumstances which would reasonably be expected to give rise to a complaint, an investigation, or other proceeding in the future before FERC or the CT PURA that would reasonably be expected to have a Material Adverse Effect.

(d)       No authorization, approval or consent of, and no filing, notice, certification or registration with FERC or the CT PURA is required for Borrower’s or Parent’s execution and delivery of this Agreement or the Loan Documents, the consummation of the transactions contemplated by the Agreement or Loan Documents, or the performance of its obligations under this Agreement or the Loan Documents.

4.20       Except as may result from the exercise of remedies under this Agreement, neither the Lender, nor any “affiliate” (as that term is defined in Section 1262(1) of the Public Utility Holding Company Act) of the Lender will, solely as a result of the execution and delivery of this Agreement or the Loan Documents, the consummation of the transactions contemplated by the Agreement and the Loan Documents, or the performance of obligations under the Agreement and Loan Documents, including the Borrower’s ownership, construction, and operation of the Project prior to the repayment of all Obligations, be subject to, or not exempt from, regulation by FERC or the CT PURA.

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4.21       Offtake Contract. Any contract for the offtake of electricity generated by the Project qualifies as a “service contract” under Section 7701(e)(3) of the Code.

4.22       Qualified Fuel Cell Property. The Project has been designed for it to consist of “qualified fuel cell property” within the meaning of Section 48(c)(1) of the Code.

4.23       Anti-Corruption; Sanctions.

(a)          None of the Borrower, nor to the knowledge of the Borrower, any officer, director, agent or employee acting on behalf of the Borrower is aware of or has taken any action that would result, directly or, to the knowledge of the Borrower, indirectly, in a violation by such persons of any applicable Anti-Corruption Laws. Furthermore, the Borrower has conducted its business in compliance with the Anti-Corruption Laws and has instituted and maintains policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(b)          Neither Loan Party nor any of their respective directors or officers, nor to the knowledge of the Borrower, any of the Affiliates, employees or agents of the Loan Parties (i) is a Sanctioned Person or (ii) has been, in the past five (5) years, subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged violation of Sanctions. Neither Loan Party has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to OFAC with respect to any alleged act relating to any noncompliance with any applicable Sanctions.

Section 5
CONDITIONS PRECEDENT

5.1         Conditions Precedent to the Closing Date. The obligation of the Lender on the Closing Date to make the initial Construction Loan and to otherwise enter into the transactions contemplated by this Agreement is subject to the prior satisfaction by the Borrower of each of the following conditions precedent to the satisfaction of the Lender (unless otherwise waived in writing by the Lender):

(a)          Certificates, Evidence of Organizational Action by Loan Parties, Etc. Each of the Loan Parties shall have delivered to the Lender such closing and officer’s certificates as may be requested by the Lender, along with a certified copy of each such Loan Party’s articles of incorporation or organization and bylaws or certificate of formation and operating agreement, as applicable, an incumbency certificate relating to its officer(s) or managers who will be executing on its behalf the Loan Documents to which it is a party, a certified copy of the resolutions of its board of directors, board of managers or other governing body authorizing and approving the transactions described herein (and any other papers evidencing corporate action taken by it relating to any of the Loan Documents), and a good standing certificate (or equivalent document) related to such Loan Party as of recent date from the jurisdiction of such Loan Party’s organization and each other jurisdiction in which such Loan Party is required to be qualified to conduct its business and where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

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(b)          Loan Documents. Delivery to Lender of fully executed Loan Documents (other than any Loan Document not required to have been duly executed as of the Closing Date), all of which Loan Documents shall be satisfactory in form and substance to Lender and shall have been duly authorized, executed and delivered by the parties thereto;

(c)          [Reserved].

(d)          Financing Statements. Borrower shall have authorized the filing of Uniform Commercial Code financing statements naming Borrower as a debtor, and the Lender as secured party, with respect to the Collateral described in the Security Agreement and Pledgor shall have authorized the filing of Uniform Commercial Code financing statements naming Pledgor as a debtor, and the Lender as secured party, with respect to the Collateral described in the Pledge Agreement;

(e)          Representations and Warranties. Each of the representations and warranties in Section 4 and under the other Loan Documents shall be true and correct in all material respects as of the Closing Date (or if such representation and warranty relates solely as of an earlier date, as of such earlier date);

(f)           Appraisal. The Appraisal, in form and substance satisfactory to Lender, shall have been delivered to Lender;

(g)          Construction Budget and Schedule. Borrower shall have delivered to Lender a detailed budget and schedule (the “Construction Budget and Schedule”) describing the phases of construction of the Project and all anticipated Project costs, sources and uses of funds, estimates of revenues, and cash flows expected to be generated through the date of expected completion, and such other information as the Lender may reasonably require, which Construction Budget and Schedule shall be satisfactory to Lender (in consultation with the Independent Engineer). The Construction Budget and Schedule is attached hereto as Exhibit I;

(h)          Evidence of Insurance. Borrower shall have delivered to the Lender evidence reasonably satisfactory to the Lender that all insurance required by the terms of this Agreement and the other Loan Documents is in full force and effect. Lender shall have received endorsements naming the Lender as an additional insured and mortgagee or lenders loss payee, as applicable, under such all insurance policies;

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(i)           Material Project Agreements. Borrower shall have delivered to the Lender certified true and correct execution copies of each Material Project Agreement (other than the Take-out Commitment Letter and the Interconnection Agreement), in each case duly executed and delivered by each party thereto, and any existing supplements or amendments thereto, and all such Material Project Agreements (other than the Take-out Commitment Letter and the Interconnection Agreement) shall be certified by an Authorized Officer of the Borrower as being true, complete and correct and in full force and effect as of the Closing Date in the Borrower’s Closing Certificate (in the form of Exhibit J) and such certificate shall include a certification that (i) neither the Borrower nor, to the Borrower’s Knowledge, any other party to any Material Project Agreement (other than the Take-out Commitment Letter and the Interconnection Agreement) is or, but for the passage of time or giving of notice or both, is or will be, in breach of any obligation thereunder, and (ii) all conditions precedent to the performance of the Borrower and, to the Borrower’s Knowledge, all conditions precedent to the performance of the other parties under the Material Project Agreements (other than the Take-out Commitment Letter and the Interconnection Agreement) to have been performed as of the Closing Date have been satisfied;

(j)           Construction Account; Other Accounts. Borrower shall have established the Construction Account with Lender;

(k)          [Reserved]

(l)           Payment of Expenses. Borrower shall have paid (or shall have made arrangements to pay on the Closing Date out of the proceeds of the initial Construction Loan) all of the Lender’s reasonable and documented third party costs and expenses as required pursuant to Section 10.1(a);

(m)         Permits. All material Permits required to have been obtained from any Governmental Authority by the date of such Construction Loan shall have been issued and shall be in full force and effect and no appeal of such Permits shall be pending, and such Permits shall not be subject to any unsatisfied conditions that could reasonably be expected to allow for material modification or revocation;

(n)          No Material Adverse Effect. In the judgment of Lender, acting in good faith, there shall not have occurred any material adverse change in the Construction Budget and Schedule or the base case projections for the Project, in the economics or feasibility of constructing or operating the Project, or in the financial condition, business or property of any counterparty to a Material Project Agreement, in each case which could reasonably be expected to have a Material Adverse Effect;

(o)          Patriot Act Compliance. Borrower shall have delivered to Lender all such documentation and information requested by Lender that are necessary (including the name, address, tax payer identification, Form W-9, organizational documents, copies of government issued identification and names of officers of Loan Parties) for Lender to identify Loan Parties in accordance with any applicable Anti-Terrorism Laws and the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder). Borrower shall have confirmed the beneficial ownership with respect to any Loan Party that qualifies as a “legal entity customer”;

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(p)          Legal Opinion. Borrower shall have delivered to Lender an opinion of counsel on behalf of the Borrower and the Guarantor, dated the Closing Date, in form and substance satisfactory to the Lender, with respect to the Loan Documents; and

(q)          Base Case Projections. Borrower shall have delivered to Lender base case financial projections relating to the Project.

5.2         Conditions Precedent to Each Borrowing. The obligation of the Lender to make Construction Loans (including the initial Construction Loan and each subsequent disbursement) hereunder is, in each case (except where expressly noted otherwise), subject to the prior satisfaction by the Borrower of each of the following conditions precedent to the satisfaction of the Lender (unless waived in writing by the Lender):

(a)          Construction Loan Notice. Lender has received a Construction Loan Notice, executed by an Authorized Officer of Borrower, setting forth the amount requested for such Construction Loan;

(b)          Borrowing Date Certificate. The Borrower shall have delivered to the Lender a certificate (in the form of Exhibit J), (the “Borrowing Date Certificate”), to be dated as of the date of the requested borrowing of Construction Loans duly executed by the Borrower, attaching the most recent Construction Report and the relevant invoices and/or purchase orders required under Section 5.2(d) with respect to the payments requested to be made out of the proceeds of such Construction Loans, and certifying that all milestones then required to have been achieved under the EPC Contract, PPA and Interconnection Agreement, if any, for which the Construction Loans are being requested, have been achieved. The Independent Engineer shall have reviewed such Borrowing Date Certificate and Construction Report, the relevant invoices and all other information obtained from the Borrower upon the reasonable request of Lender, and shall have provided Lender with a certificate of the Independent Engineer, substantially in the form of Exhibit K, confirming its review of the foregoing documentation and that Borrower is in compliance with the Construction Budget and Schedule;

(c)          Representations and Warranties. Each representation and warranty set forth in Section 4 and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects as if made on the date of such borrowing (or if such representation and warranty relates solely as of an earlier date, as of such earlier date);

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(d)          Invoices; Lien Waivers. Lender has received copies of invoices and/or purchase orders to support all payments and expenses required in connection with the applicable milestone payment under the EPC Contract to which such Construction Loan is to be applied;

(e)          Compliance with Schedule # 1. (i) The amount of the Construction Loan requested by Borrower is consistent with that shown on Schedule # 1; (ii) Borrower has provided information to Lender to show that Borrower, out of its own funds, has paid any amounts shown on Schedule # 1 required to be funded by Borrower as of the date Borrower is requesting the Construction Loan from Lender, including the Equity Contribution; and (iii) To the extent that, pursuant to the EPC Contract, there has been any increase in amounts required to be paid by Borrower due to change orders requested by Borrower (the cost of which is required to be borne by Borrower under the EPC Contract), Borrower has made any such payments when due out of its own funds;

(f)           Construction Loan Commitment. After giving effect to the making of the requested Construction Loan, the aggregate outstanding amount of the Construction Loans is not in excess of the Commitment;

(g)          Default; Event of Default. No Default shall have occurred and be continuing and no Event of Default shall exist;

(h)          Material Adverse Effect. No event or circumstance having a Material Adverse Effect has occurred (except as is no longer continuing or has been waived by the Lender);

(i)           Take-out Financing and Tax Equity.

(i)       Borrower shall have obtained and delivered to Lender a duly executed and delivered Take-out Commitment Letter;

(ii)      The Borrower shall have certified (and Lender shall be reasonably assured) that (A) a loan agreement for the Take-out Financing is expected to be executed no later than sixty (60) days following the Closing Date, (B) one or more letters of intent from tax equity investors committing to provide tax equity financing with respect to the Project are expected to be obtained no later than ninety (90) days following the Closing Date and (C) the Take-out Financing is expected to occur no later than the Maturity Date; and

(iii)     It shall be a condition precedent to any borrowing of Loans that, in accordance with Schedule # 1 (the Drawdown Schedule) is scheduled to occur on or after sixty (60) days following the Closing Date, that the Borrower shall have delivered a loan agreement, in form and substance reasonably acceptable to the Lender, executed by the Borrower and the Take-out Lenders, pursuant to which the Take-out Lenders shall have, individually or collectively, agreed to provide a Take-out Financing with respect to the Project;

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(j)           Estoppel and Acknowledgment and Interconnection Agreement. The Estoppel and Acknowledgment and the Interconnection Agreement shall have been duly executed and delivered by the respective parties thereto;

(k)          Permits. All material Permits required to have been obtained from any Governmental Authority by the date of such Construction Loan shall have been issued and shall be in full force and effect and no appeal of such Permits shall be pending, and such Permits shall not be subject to any unsatisfied conditions that could reasonably be expected to allow for material modification or revocation. The Borrower shall be in material compliance with all such Permits and Law;

(l)           Litigation. There are no material actions, suits, proceedings or investigations pending or, to the Knowledge of Borrower, threatened before any court or by any administrative agency naming Borrower as a party or regarding the Project;

(m)         Equity Contribution. On or prior to initial borrowing of Loans, the Lender shall have received evidence satisfactory to the Lender (including copies of invoices and other documentation, as reviewed and confirmed by the Independent Engineer) of the payment of Project costs in connection with the development and construction of the Project made by the Borrower or the Borrower’s Affiliates, in the aggregate amount equal to at least $[27,781,659] (the “Equity Contribution”) and the Independent Engineer shall certify that such Equity Contribution has been made; and

(n)          Closing Date Occurred. The Closing Date has occurred or is occurring simultaneously with respect to the initial borrowing of Construction Loans.

Section 6
AFFIRMATIVE COVENANTS

So long as the Borrower may borrow under this Agreement and until payment in full of the Obligations (other than contingent indemnification obligations in respect of which no claim has been made hereunder), Borrower will comply with the covenants set forth in this Section 6:

6.1         Ownership and Liens. Borrower will maintain all Collateral free and clear of all Liens or adverse claims, except for the Permitted Liens. Borrower will defend the Collateral against any party other than Lender or a holder of a Permitted Lien claiming an interest therein.

6.2         Existence; Compliance with Law. Borrower will maintain itself as a limited liability company duly formed and legally existing under the laws of Connecticut and continue to be duly qualified as a foreign company in all jurisdictions where the property it owns or the business it transacts make such qualification necessary. Borrower shall obtain and maintain or cause to be obtained and maintained all Permits to own, develop, construct, and operate the Project in compliance with all Applicable Laws.

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6.3         Financial Statements and Reports. Borrower will furnish to Lender or cause to be furnished to Lender:

(i)       Quarterly Reports – within forty-five (45) days after the end of each quarter, an unaudited consolidated balance sheet of each of Borrower and Parent, and the consolidated statements of income and cash flows as of the end of such month, for such month, for the portion of the fiscal year then ended and for the immediately preceding twelve months, certified to have been prepared in accordance with GAAP (other than as such financial statements may be subject to customary year-end adjustments and may not contain the footnotes required by GAAP), which certification shall be by the principal financial officer of the Borrower or Parent, as applicable, and in form, scope and substance satisfactory to Lender;

(ii)      Annual Reports – within one hundred twenty (120) days of the end of each fiscal year, the internally prepared consolidated balance sheet of each of Borrower and Parent as of the end of such fiscal year and the internally prepared consolidated statement of income, retained earnings and cash flow of such Person for such fiscal year. Borrower shall deliver to Lender a copy of Parent’s consolidated federal income tax return within five (5) days after filing;

(iii)     Construction Report – no later than the tenth Business Day after the end of every calendar month, Borrower shall deliver to Lender a report of an Authorized Officer of the Borrower substantially in the form of Exhibit L (such report, a “Construction Report”).

(iv)         Take-out Financing Report – no later than the tenth Business Day after the end of every calendar month, Borrower shall deliver to Lender a report describing the progress of the Borrower’s efforts to effect a Take-out Financing, which report shall indicate the expected date of execution of the Take-out Financing and, after execution of the Take-out Financing, the status of efforts to satisfy (and expected date of satisfaction of) conditions precedent to funding under the Take-out Financing, including a copy of the closing checklist or similar document used to track such conditions precedent. If any any condition precedent in the Take-out Commitment Letter is not reasonably expected to be satisfied by the date that is two months prior to the Term Loan Maturity Date, the Borrower agrees that the Lender shall be permitted (at Lender's election) to step in and take any action towards the satisfaction of such conditions precedent on behalf of the Borrower.

6.4         Inspections; Access to Information.

Upon at least five (5) Business Days’ prior written notice, Borrower shall permit Lender to inspect all of its properties, including the Project site, and to examine or audit all of its books, accounts, Financial Statements and records and make copies and memoranda thereof, and if an Event of Default then exists, Borrower shall pay for the reasonable and documented fees and expenses for each such inspection and audit on demand.

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6.5         Notices. Within five (5) Business Days of the occurrence of any event described in subsections (i) through (iv) below, Borrower shall give notice to Lender in writing of:

(i)       the occurrence of any Default or Event of Default;

(ii)      any default or event of default of any material Indebtedness of Borrower;

(iii)     any single litigation matter or proceeding affecting Borrower in which (A) the amount claimed from such single entity is One Hundred Thousand Dollars ($100,000) or more and not covered by insurance or (B) injunctive or similar relief is sought which if granted could be expected to have a Material Adverse Effect on Borrower;

(iv)     any other development or event which could be expected to have a Material Adverse Effect on the Project or Borrower; and

(v)      any change in the information provided on or before the Closing Date that would result in a change to the “beneficial owners” of any Loan Party as contemplated by the Beneficial Ownership Regulation.

Each notice pursuant to subsections (i) through (iv) above shall be accompanied by a statement of a manager of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

6.6         Taxes. Borrower will file all Tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, Borrower shall not be required to pay any such Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under GAAP. All such returns will be true and accurate in all material respects.

6.7         Insurance. Borrower will maintain insurance as required pursuant to the insurance requirements set forth in Exhibit G, attached hereto, in the amount and on the terms and conditions specified therein and with financially sound and reputable carriers.

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6.8         Construction of the Project. Immediately following the date hereof, the Borrower will cause the construction of the Project to be carried forward with diligence and continuity for Substantial Completion (as defined in the EPC Contract) to be achieved no later than December 31, 2019. The Borrower shall cause the Project to be constructed in accordance with the applicable Project documents, plans and specifications and all applicable laws, statutes, codes, ordinances, rules and regulations, requirements of Governmental Authorities, Permits, manufacturers’ specifications and warranties, requirements of the Interconnection Agreement, requirements of all applicable tariffs of any utility, and all other applicable agreements, covenants and restrictions within the boundaries of the Project site, and otherwise in accordance with practices, standards and procedures customary in the fuel cell industry with respect to fuel cell power generation facilities. The Borrower shall develop, construct, commission and maintain (or cause the contractor under the EPC Contract to do so) the Project in compliance with the maintenance procedures prescribed by or recommended by and sufficient to keep in effect the warranties of manufacturers and vendors of the Project equipment.

6.9         Business Activities. Borrower shall engage solely in the business of owning and operating the Project.

6.10       Enforcement of Material Project Agreements. Borrower shall enforce all material respective rights and remedies under the Material Project Agreements.

6.11       USA Patriot Act. Borrower shall provide information to the Lender, as the Lender shall require, to enable the Lender to comply with the USA Patriot Act. The Lender hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act, the Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will enable the Lender to identify the Borrower in accordance with the USA Patriot Act.

6.12       Take-out Loan Agreement and Tax Equity Letters of Intent. The Borrower shall (a) no later than sixty (60) days following the Closing Date, deliver to the Lender a binding loan agreement, in form and substance reasonably acceptable to the Lender, executed by the Borrower and the Take-out Lenders, pursuant to which the Take-out Lenders shall have, individually or collectively, agreed to provide a Take-out Financing with respect to the Project; provided that, such 60 days shall be extended by an additional 60 days (i) due to delays outside the control of the Borrower or (ii) if the Lender is reasonably satisfied that the Borrower and the Take-out Lenders are negotiating diligently and in good faith and (b) no later than ninety (90) days following the Closing Date, deliver to the Lender one or more binding letters of intent from tax equity investors committing to provide tax equity financing with respect to the Project; provided that, the foregoing ninety (90) day period shall be extended one day for each day that the sixty (60) period referred to in subsection (a) is extended.

6.13       Compliance with Lease. Borrower shall ensure that CMEEC has complied with all material obligations, covenants and terms under the Lease.

6.14       Absence of Regulation. Borrower shall not become regulated by FERC or the CT PURA.

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Section 7
NEGATIVE COVENANTS

So long as the Borrower may borrow under this Agreement and until payment in full of the Obligations (other than contingent indemnification obligations in respect of which no claim has been made hereunder), Borrower will comply with the covenants contained in this Section 7:

7.1         Indebtedness. Without the prior written consent of the Lender, Borrower will not create, incur, assume, or suffer to exist, any Indebtedness other than Permitted Indebtedness.

7.2         Liens. Without the prior written consent of the Lender, Borrower will not create, incur, assume, or suffer to exist, any Lien of any kind upon any of its property or assets, whether now owned or hereafter acquired, except for Permitted Liens.

7.3         Investments. Without the prior written consent of the Lender, Borrower will not make any Investment in any Person.

7.4         Merger, Consolidation or Dissolution. Without the prior written consent of the Lender, Borrower will not merge, consolidate, dissolve or liquidate, in whole or in part, or change the form of its entity.

7.5         Transactions with Affiliates. Without the prior written consent of the Lender, Borrower will not enter into any material transaction with any Affiliate except for (i) equity and subordinated debt financings and, which, in the case of subordinated debt financings, shall be on terms and conditions acceptable to Lender in its reasonable discretion; (ii) the EPC Contract; and (iii) the Service Agreement.

7.6         Dividends and Distributions. Without the prior written consent of the Lender, Borrower will not declare or make, directly or indirectly, any Restricted Payment. For the avoidance of doubt, nothing in this Section 7.6 shall be construed to restrict Borrower’s right to make any payments to Parent required under the EPC Contract or Service Agreement.

7.7         Material Project Agreements. Without the prior written consent of the Lender, Borrower will not enter into, amend or modify, or consent to the amendment or modification of, any Material Project Agreement if such amendment or modification would reasonably be expected to have a Material Adverse Effect on Borrower.

7.8         Regulation. Without the prior written consent of the Lender, Borrower shall not take any action, or fail to take any action, that would subject itself, the Project, or the Lender to regulation by FERC or the CT PURA.

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Section 8
EVENTS OF DEFAULT

8.1         “Event of Default” means any one or more of the following events:

(a)          Failure of the Borrower to pay when due any principal or interest on Construction Loans, when and as the same becomes due and payable, whether at the stated maturity thereof, by mandatory prepayment, by acceleration, demand or otherwise and such failure shall continue unremedied for a period of five (5) or more Business Days; or

(b)          Failure of any Loan Party to pay when due any other amount due under this Agreement or any of the other Loan Documents when the payment thereof becomes due and payable and such failure shall continue unremedied for a period of five (5) or more Business Days; or

(c)          Any Loan Party shall breach any term, covenant or agreement contained in this Agreement or in any other Loan Documents and such default shall continue for a period in excess of ten (10) Business Days after Lender has provided written notice to Borrower of such breach (provided that if the breach cannot reasonably be cured within such ten (10) Business Day period and Borrower shall have commenced to cure the same within such ten (10) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) Business Day period shall be extended so long as it shall require Borrower, in the exercise of due diligence, to cure the same, but no such extension shall be for a period in excess of thirty (30) Business Days). Cure periods provided for under this Section 8.1(c) shall not apply to the covenants set forth in Section 7 or any failure to pay as set forth in Sections 8.1(a) and (b) above; or

(d)          Any representation or warranty made by Borrower in Section 4 of this Agreement shall prove to have been incorrect in any material respect when made; or

(e)          (i) Borrower shall commit a material default in the performance of any obligations under any Material Project Agreement, which has not been cured or waived pursuant to the terms of such Material Project Agreement and, based on such default, any party to such Material Project Agreement shall be entitled to terminate such Material Project Agreement prior to its scheduled termination or expiration date, which termination would reasonably be expected to have a Material Adverse Effect on Borrower or any party to a Material Project Agreement (other than Borrower) shall commit a material default in the performance of any obligations under any Material Project Agreement or a Material Project Agreement shall terminate prior to its scheduled expiration and, in each case, such event has not been cured (including by replacing the Material Project Agreement with a replacement agreement reasonably satisfactory to the Lender) within 60 days; or

(f)           (i) Any default by (X) Borrower in the payment or performance of any obligation relating to any Take-Out Financing or other Indebtedness of Borrower or (Y) any Loan Party in the payment or performance of any obligation relating to the Hercules Loan Agreement, which default gives the lenders under such Indebtedness the right to accelerate such Indebtedness or gives any Take-out Lender the right to terminate its commitment to provide the Take-out Financing if such default is not cured prior to the time that such Take-out Lender may irrevocably terminate its commitment to provide the Take-out Financing; or

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(g)          One or more final judgments for the payment of money shall be rendered at any time against any Borrower in an aggregate amount in excess of $100,000 (exclusive of amounts covered by insurance and for which such insurer has accepted liability) and the same shall remain undischarged for a period of thirty (30) calendar days during which time execution shall not be effectively stayed; or

(h)          (A) any Loan Party shall be generally not paying its debts as such debts become due, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, or shall admit in writing its inability to pay its debts as they mature; or (B) a trustee, receiver or custodian shall be appointed for any Loan Party; or (C) any case in bankruptcy shall be commenced, or any reorganization, arrangement, insolvency, or liquidation proceedings shall be instituted, by any Loan Party; (D) any case in bankruptcy shall be commenced, or any reorganization, arrangement, insolvency, or liquidation proceedings shall be instituted, against any Loan Party by any other Persons and shall remain undismissed or unstayed for a period of sixty (60) calendar days; or

(i)           The occurrence of a Change of Control; or

(j)           Any provision of this Agreement or any of the other Loan Documents shall cease to be valid and binding on the Loan Parties, or shall be declared to be null or void (other than as a result of any action or inaction by the Lender).

8.2         Remedies Upon the Occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Lender may, at its option, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitment and its obligation to make any Construction Loans hereunder, (ii) declare the Construction Loans and all other amounts payable by the Loan Parties to the Lender to be forthwith due and payable, whereupon such Construction Loans and all such other amounts shall be forthwith due and payable, both as to principal and interest, and/or (iii) proceed to enforce payment of the Note, and to exercise any and all of its rights hereunder, under the Note, under the other Loan Documents or otherwise available to the Lender.

Section 9
INDEMNIFICATION

9.1         Borrower hereby further agrees to indemnify Lender, its affiliates and each of their directors, officers and employees against all losses, costs, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Collateral, a Default or Event of Default, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of the Construction Loans hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of Borrower under this Section 9.1 shall survive the termination of this Agreement. Any indemnification payment made by the Borrower shall be grossed up for taxes by dividing the payment by one minus the composite federal, state and local corporate income tax rate, unless the Borrower produces an opinion of nationally recognized tax counsel, selected jointly by the Borrower and the Lender, stating that the payment should not have to be reported by the Lender as income.

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Section 10
MISCELLANEOUS

10.1       Costs and Expenses

(a)          Borrower hereby agrees that it will pay all reasonable and documented out-of-pocket expenses incurred by the Lender in connection with the negotiation and preparation of this Agreement and the other Loan Documents, including but not limited to, the reasonable fees and disbursements of counsel for the Lender, all recordation and filing fees, financing statement search costs and expenses, and all other third party costs, fees and expenses arising under or in connection with the negotiation, preparation and closing of the Loan Documents provided that such costs shall not exceed an aggregate of $ 110,000.00.

(b)          Borrower hereby agrees that it will pay all out-of-pocket expenses incurred by the Lender in connection with any amendments to or other modifications of any of the provisions hereof or thereof, the workout of the facilities hereunder, and the enforcement of the rights of the Lender in connection with this Agreement and the other Loan Documents, including but not limited to, the reasonable fees and disbursements of counsel for the Lender, and all other costs, fees and expenses arising under or in connection with any of the foregoing.

10.2       Cumulative Rights and No Waiver. Each and every right granted to the Lender hereunder or under any other Loan Document, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

10.3       Notices. Any request, demand, notice, authorization, direction, consent or waiver permitted or required to be given hereunder shall be in writing and shall be given to such party: (i) by first class U.S. mail or overnight courier at its address set forth below; (ii) by facsimile number at the facsimile number set forth below; or (iii) by email at the email address set forth below; or (iv) by other personal delivery to the address set forth below; provided, however, that either party may specify in writing to the other party an alternative address, facsimile number or email address:

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If to Borrower:

Groton Station Fuel Cell, LLC
c/o FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, Ct. 06810
Attention: Michael S. Bishop,
Chief Financial Officer
Facsimile: 203-825-6069
Email: MBishop@fce.com

with a copy to:

FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, Ct. 06810
Attention: Jennifer Arasimowicz
General Counsel
Facsimile: 203-825-6069
jarasimowicz@fce.com

If to the Lender:

Fifth Third Bank

201 N. Tryon Street, Suite 1700
Mail Drop: NFT17A
Charlotte, North Carolina 28202
Attention: Portfolio Manager

Each such notice, request or other communication will be effective (i) if given by facsimile or email, the date sent, (ii) if given by recognized overnight courier service, one (1) Business Day after delivery to such courier with all charges prepaid, addressed as provided above, (iii) if given by mail, two (2) Business Days after it is deposited in the U.S. mail with first class postage prepaid, addressed as provided above, or (iv) if given by any other means, when delivered at the applicable address as provided above.

10.4       Applicable Law.

(a)           GOVERNING LAW. The Construction Loans shall be deemed to have been made in the State of New York and this Agreement and the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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(b)          SUBMISSION TO JURISDICTION. BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.4. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.5       Entire Agreement; Modifications. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, representations, communication and agreements (oral or written) by and among the parties hereto with respect thereto. No modification, amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

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10.6       Successors and Assigns; Reliance. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, which are contained in this Agreement shall bind the successors and assigns of Borrower and inure to the benefit of the successors and assigns of the Lender; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Lender’s prior written consent and the Lender at any time may assign its rights and interests under this Agreement and the other Loan Documents, in whole or in part. Subject to notification of an assignment by the Lender, such assignee shall be a party hereto and, to the extent of the interest assigned, shall have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement. This Agreement is solely for the benefit of the Lender and the Loan Parties, and may not be relied upon by any other Person for any purpose.

10.7       Assignments and Participations. At any time, without any notice to the Borrower, Lender may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of Lender’s interest in the Construction Loans. The Borrower hereby authorizes Lender to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any Person which may succeed to or participate in all or any part of Lender’s interest in the Construction Loans.

10.8       Survivorship. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of the Construction Loans under this Agreement and the execution and delivery of the Note, and shall continue in full force and effect so long as any portion of the Obligations hereunder or under any other Loan Document is outstanding and unpaid.

10.9       Independence of Covenants. Each covenant and agreement of the Borrower contained herein is independent of each other covenant and agreement of the Borrower contained herein. The fact that the operation of any such covenant or agreement permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by operation of another such covenant or agreement.

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10.10    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

(a)          Each party hereto hereby agrees that it will not have a remedy of punitive damages or exemplary damages against the other in any claim or controversy arising out of or related to this Agreement, the Note and/or any of the other Loan Documents (a “Dispute”), and each hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute.

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10.11     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under New York law, as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by Lender in accordance with New York law, then the rate of interest payable hereunder, together with all charges payable to Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to Lender on subsequent payment dates to the extent not exceeding the legal limitation.

10.12    Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by the Lender to or for the credit or the account of the Borrower against any and all Obligations held by the Lender, irrespective of whether the Lender shall have made demand hereunder and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and any application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

10.13    Execution in Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by tele facsimile, email or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.14    Time of the Essence. Time is of the essence of this Agreement and of each and every provision hereof, to the full extent that time can be of the essence of an agreement under the laws of the State of New York.

10.15    Entire Agreement. This Agreement and the other Loan Documents constitute the entire understanding of each Loan Party and the Lender with respect to the subject matter hereof, and supersede any prior or contemporaneous agreements, commitments, discussions and understandings, oral or written.

10.16    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their duly authorized officers or representatives, all as of the day and year first written above.

BORROWER:

GROTON STATION FUEL CELL, LLC

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Senior Vice President & Chief Financial Officer

LENDER:

FIFTH THIRD BANK

By:	/s/ Natalie Trojan
Name:	Natalie Trojan
Title:	Vice President

[SIGNATURE PAGE TO CONSTRUCTION LOAN AGREEMENT]

Exhibit a

Guaranty

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) dated as of February 28, 2019, is made by FUELCELL ENERGY, INC., a Delaware corporation (the “Guarantor”), in favor of FIFTH THIRD BANK, an Ohio banking corporation (together with its successors and assigns, “Lender”), pursuant to that certain Construction Loan Agreement, dated as of the date hereof, between GROTON STATION FUEL CELL, LLC, a Connecticut limited liability company (the “Borrower”), and the Lender (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Construction Loan Agreement”).

WHEREAS, pursuant to the Construction Loan Agreement, the Lender has agreed to provide a loan to the Borrower;

WHEREAS, the Guarantor indirectly owns all of the outstanding equity interests in Borrower and will derive both direct and indirect economic benefit from the financial accommodations made to the Borrower under the Construction Loan Agreement; and

WHEREAS, the Lender has required, as a condition to it entering into the Construction Loan Agreement, that the Guarantor execute and deliver this Guaranty.

NOW THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrower pursuant to the Construction Loan Agreement or any other Loan Document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of Lender as follows:

1.          Definitions. As used in this Guaranty Agreement, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them under the Construction Loan Agreement.

2.          Guaranty of Payment. The Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to the Lender the full and prompt payment and performance when due, whether at maturity or earlier by reason of acceleration or otherwise, and at all times thereafter, of all Obligations of the Borrower to the Lender under the Loan Documents, including, without limitation, the Note, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations, together with any extensions or renewals thereof, the “Liabilities”), and the Guarantor further agrees to pay all expenses (including, reasonable attorneys’ and legal expenses) paid or incurred by Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty, including, without limitation, all costs, attorneys’ fees and expenses incurred by Lender in connection with insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Guarantor which affect the exercise by Lender of its rights and remedies hereunder. If at any time Borrower or any other party defaults in the payment or performance when due of any of the Liabilities, the Guarantor shall, promptly upon written notice by Lender, pay or perform, or cause the payment or performance, of such Liabilities.

3.          Primary Liability of the Guarantor. The Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral. This is a guaranty of payment and not merely of collection. Lender shall have the right, in its sole judgment and discretion, from time to time, to make demand for payment or performance and to proceed against the Guarantor for recovery of the total of any and all amounts due to Lender pursuant to this Guaranty, or to proceed from time to time against the Guarantor for such portion of any and all such amounts as Lender may determine.

4.          Acceleration of the Time of Payment of Amount Payable Under Guaranty. The Guarantor agrees that, in the event of the bankruptcy, reorganization, dissolution or insolvency of the Borrower or the Guarantor, or the inability of the Borrower or the Guarantor to pay debts as they mature, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the institution of any proceeding by or against the Borrower or the Guarantor alleging that the Borrower or the Guarantor is insolvent or unable to pay debts as they mature, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor if all of the Liabilities were then due and payable.

5.          Continuing and Irrevocable Guaranty. This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty, shall apply to all Liabilities whenever arising and shall remain in full force and effect (notwithstanding, without limitation, any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, dissolution or insolvency of the Borrower or the Guarantor or by any defense which the Borrower or Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding), subject to discontinuance as to the Guarantor only upon actual receipt by the Lender of the indefeasible payment and performance in full of the Liabilities. Notwithstanding the foregoing or anything else set forth herein, and in addition thereto, if at any time all or any part of any payment received by the Lender under or with respect to this Guaranty is or must be rescinded or returned by the Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Guarantor or the Borrower), then the Guarantor’s obligations hereunder shall, to the extent such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt by the Lender, and the Guarantor’s obligations hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment to the Lender had never been made. The provisions of the foregoing sentence shall survive termination of this Guaranty.

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6.          Lender Permitted to Take Certain Actions. The Lender may, from time to time (but shall not be obligated to), whether before or after any discontinuance of this Guaranty, in its sole discretion and without notice to or consent of the Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor or any obligation of any nature of any other obligor with respect to any of the Liabilities; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the Guarantor for payment of any of the Liabilities, whether or not the Lender (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby waived by the Guarantor).

7.          Application of Payments. Any amounts received by the Lender from any source on account of any Liabilities may be applied by the Lender toward the payment of such Liabilities to the extent such Liabilities are then due and payable pursuant to any of the Loan Documents, and in such order of application, as the Lender may from time to time elect, subject to the terms of the Construction Loan Agreement.

8.          Subrogation. The Guarantor irrevocably and absolutely waives any and all right of subrogation, contribution, indemnification, reimbursement or similar rights against Borrower with respect to the Guaranty, whether such rights arise under an express or implied contract or by operation of law. In addition, until such time as this Guaranty shall have been discontinued as to the Guarantor and all of the Lender shall have received payment of the full amount of all of the Liabilities, no payment made by or for the account of the Guarantor pursuant to this Guaranty shall entitle the Guarantor by subrogation or otherwise to any payment by the Borrower or from or out of any property of the Borrower, and the Guarantor shall not exercise any right or remedy against the Borrower or any property of the Borrower by reason of any performance by the Guarantor of this Guaranty.

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9.          Waiver of Notice and Other Matters. The Guarantor waives (a) notice of the acceptance by the Lender of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) notice of all defaults or disputes with the Borrower, (d) presentment, demand, notice of dishonor, protest, and all other notices whatsoever (other than notices expressly required to be delivered by Lender under the Loan Documents), (e) the benefit of any statute of limitations affecting the Borrower’s liability under the Loan Documents or the Guarantor’s obligations under this Guaranty, and (f) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing. Guarantor waives any right to require the Lender to: (a) proceed against the Borrower or any other person or entity directly or contingently liable for the payment or performance of any of the Liabilities; (b) proceed against or exhaust any security held from the Borrower or any other person or entity directly or contingently liable for the payment or performance of any of the Liabilities; (c) pursue any other remedy in the Lender’s power whatsoever; or (d) notify Guarantor of any adverse change in the Borrower’s financial condition or of any default by the Borrower in the payment of any sums required to be paid pursuant to the Construction Loan Agreement or in the performance of any term, covenant or condition therein required to be kept, observed or performed by the Borrower. Guarantor waives any defense arising by reason of any disability or other defense of the Borrower, any lack of authority of the Borrower with respect to the Loan Documents, the invalidity, illegality or lack of enforceability of any Loan Document from any cause whatsoever, the failure of the Lender to perfect or maintain perfection of any interest in any collateral, the cessation from any cause whatsoever of the liability of the Borrower, and unless reserved herein, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

10.        Assignment of Liabilities. The Lender may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein subject to and in accordance with the terms of the Construction Loan Agreement and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender.

11.        Information Concerning Borrower; No Reliance on Representations by Lender. The Guarantor hereby warrants to the Lender that the Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower. The Lender shall not have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the Lender’s possession. The Guarantor has executed and delivered this Guaranty without reliance upon any representation by the Lender.

12.        Waiver and Modifications. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender.

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13.        Obligations Under Guaranty. No action of the Lender permitted hereunder shall in any way affect, modify, impair or prejudice the rights of the Lender and the obligations of the Guarantor under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all obligations of the Borrower to the Lender under the Loan Documents, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity, nonbinding effect or unenforceability of any such obligation or any of the Loan Documents, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor acknowledges that there are no conditions to the effectiveness of this Guaranty.

14.        Financial Statements.

(a)       As long as Guarantor is a publicly traded company filing reports with the SEC, within ten (10) days of Guarantor’s filing of any Form 8-K, 10-Q or 10-K, Guarantor shall provide Lender with copies of all such filings.

(b)        If at any time Guarantor ceases to be a publicly traded company and, as a result, the foregoing information is no longer filed with the SEC, then, from and after such time, Guarantor shall: (i) within sixty (60) days after the end of each quarterly period, deliver to Lender unaudited quarterly financial statements for the Guarantor as of the end of such quarterly period, prepared in accordance with generally accepted accounting principles in the United States (“GAAP”); and (ii) within one hundred twenty (120) days after the end of each calendar year, deliver to Lender audited annual financial statements for the Guarantor, as of the end of such calendar year, prepared in accordance with GAAP; provided that if audited annual financial statements are not prepared for Guarantor in the ordinary course for any year then unaudited annual financial statements for the Guarantor for such year may be provided if they are certified by the chief financial officer of the Guarantor as prepared in accordance with GAAP.

(c)        Promptly upon, but no later than ten (10) business days after, Lender's request from time to time, Guarantor shall provide such data, certificates, reports, statements, documents and further information regarding the business, assets, liabilities, financial condition, or results of operations of the Guarantor as the Lender may reasonably request.

(d)        Each set of financial statements delivered to the Lender pursuant to Section 15(b) of this Guaranty shall be accompanied by a certificate of the chief financial officer of the Guarantor certifying that such financial statements fairly present in all material respects the consolidated financial position of the Guarantor and the Guarantor's financial performance for such period.

15.        Representations and Warranties. The Guarantor hereby represents and warrants to the Lender that:

(a)         Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

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(b)         The execution and delivery of this Guaranty and the performance by the Guarantor of the Guarantor’s obligations hereunder: (1) have been duly authorized by all necessary action required by Guarantor's organizational documents; (2) do not require any approval or consent of any stockholder, trustee or holder of any obligations of Guarantor except such as have been duly obtained; and (3) do not and will not conflict with any provision of law or of any agreement binding upon or affecting the Guarantor or the organizational documents of Guarantor, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Guarantor under, any indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it or its property is bound and do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person;

(c)         The Guarantor’s obligations under this Guaranty are not subject to any offset or defense against the Lender;

(d)         The Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms;

(e)         The most recent annual and quarterly financial statements of Guarantor have been furnished to the Lender on or prior to the date hereof, have been prepared in accordance with GAAP consistently applied, and fairly present Guarantor’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations; and

(f)         There are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Guarantor, or (2) a material impairment of the ability of Guarantor to perform its obligations under or to remain in compliance with this Guaranty.

16.        Miscellaneous.

(a)          Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Guaranty may be amended only in writing signed by the Guarantor and Lender.

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(b)          Successors and Assigns. This Guaranty shall be binding upon the Guarantor and upon the heirs and permitted assigns of the Guarantor. All covenants and agreements contained in this Guaranty by or on behalf of Guarantor shall bind and inure to the benefit of the respective heirs, successors and permitted assigns of Guarantor and Lender whether or not so expressed; provided, that the Guarantor shall not be permitted to assign or delegate its rights or obligations under this Guaranty. The Guarantor covenants that, in the event Guarantor or any affiliate thereof sells, exchanges or otherwise disposes of a majority of the issued and outstanding stock or membership interests in Borrower or other controlling interest in Borrower to any person or entity, this Guaranty shall nonetheless remain in full force and effect and shall not be released. The Guarantor hereby consents to Lender’s sale, assignment, transfer or other disposition, at any time or times hereafter, of its rights and obligations under the Construction Loan Agreement in accordance with the Construction Loan Agreement, including, without limitation, Lender’s rights and obligations under this Guaranty, but only to the extent Lender is permitted to assign its rights and obligations under the Construction Loan Agreement. If the Lender assigns its interest in the Construction Loan Agreement in accordance with the Construction Loan Agreement, this Guaranty shall automatically be assigned therewith, to such person without the need of any express assignment, and, when so assigned, the Guarantor shall be bound as set forth herein to the assignee(s) without in any manner affecting the Guarantor’s liability.

(c)          Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Guaranty and shall be reformed and enforced to the maximum extent permitted under applicable law.

(d)          Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal laws of the State of New York shall control the interpretation and construction of this Guaranty (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(e)          Notices. All notices, requests and other communications provided for herein shall be in writing and shall be subject to the terms of the notice provision set forth in the Construction Loan Agreement and shall be sufficiently given to the Lender or Guarantor if addressed or delivered to them at, in the case of the Lender, its address specified in Section 10.3 to the Construction Loan Agreement, and in the case of the Guarantor, at the address of the Borrower specified in Section 10.3 of the Construction Loan Agreement. By giving to the other party hereto at least fifteen (15) business days’ written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

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(f)          Complete Guaranty. This Guaranty, those documents expressly referred to herein, and the other documents of even date herewith delivered or executed in connection with the transactions contemplated hereby, embody the complete agreement and understanding among the Guarantor and Lender and supersede any prior agreements or representations by or among the Guarantor and Lender, written or oral, which may have related to the subject matter hereof in any way.

(g)         Termination. The guaranty made hereunder (i) shall terminate when all the guaranteed obligations have been satisfied in full and the Lender has no further commitment to lend under the Construction Loan Agreement, and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Lender or the Guarantor upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the Borrower, Guarantor or otherwise. In connection with the foregoing, the Lender shall execute and deliver to the Guarantor, at the Guarantor’s expense, any documents or instruments which Guarantor shall reasonably request from time to time to evidence such termination and release.

(h)         Interpretation. All headings in this Guaranty are for convenience of reference only, and are not intended to qualify the meaning of any provision of this Guaranty. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter and vice versa. The word “person,” as used herein, shall include any individual, company, firm, association, limited liability company, corporation, trust or other legal entity of any kind whatsoever. The words “include,” “includes” and “including” are not limiting.

(i)          Consent to Forum. THE GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK. THE GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE GUARANTOR FURTHER AGREES NOT TO ASSERT AGAINST LENDER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY LENDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THIS GUARANTY, LENDER’S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

(j)           Waiver of Right to Jury Trial. THE GUARANTOR AND THE LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. GUARANTOR HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[Signature page follows]

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on the date first written above.

GUARANTOR:

FUELCELL ENERGY, INC.

By:
Name:	Michael S. Bishop
Title:	Senior Vice President & Chief Financial Officer

Accepted and agreed:

LENDER:

Fifth Third Bank

By:
Name:	Natalie Trojan
Title:	Vice President

[Signature Page to Guaranty]

Exhibit B

Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of February 28, 2019, is made by and between GROTON STATION FUEL CELL, LLC, a Connecticut limited liability company (the “Grantor”) and FIFTH THIRD BANK, an Ohio banking corporation (the “Secured Party”), pursuant to that certain Construction Loan Agreement, dated as of the date hereof, by and between the Grantor and the Secured Party (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Construction Loan Agreement”).

WITNESSETH :

A.	WHEREAS, pursuant to the Construction Loan Agreement, the Secured Party has agreed to provide a construction loan to the Grantor in the amount specified and on the terms and subject to the conditions set forth therein;

B.	WHEREAS, it is a condition precedent to obligations of the Secured Party under the Construction Loan Agreement and the making of the advances of credit contemplated thereby that the Grantor execute and deliver this Agreement to the Secured Party to secure the Obligations, as defined in the Construction Loan Agreement; and

C.	WHEREAS, the Grantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Construction Loan Agreement and the other Loan Documents and Grantor is, therefore, willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.   Definitions. Terms used herein but not otherwise defined herein shall have the meanings set forth in the Construction Loan Agreement or, if not defined therein, the UCC (if such term is defined therein). In addition, the following terms, when used in this Agreement, shall have the following meanings:

(a)          “Account Debtor” means any Person that is or may become obligated to Grantor under, with respect to or on account of an Account.

(b)          “Account” means all accounts (as defined in Article 9 of the UCC) of Grantor, including, without limitation, all obligations of every kind at any time owing to Grantor, all contract rights, and any and all rights of Grantor to payment for goods sold or leased or for services rendered whether due or to become due, whether or not earned by performance and whether now existing or arising in the future, including, without limitation, Accounts from Affiliates of the Grantor.

(c)           “Chattel Paper” means all chattel paper (as defined in Article 9 of the UCC) of Grantor.

(d)          “Collateral” shall mean the Grantor’s right, title and interest in and to:

(i)          all Accounts;

(ii)         all Chattel Paper (whether tangible or electronic);

(iii)        all Commercial Tort Claims described in Schedule IV;

(iv)        all Documents;

(v)         all Equipment;

(vi)        all Fixtures;

(vii)       all General Intangibles;

(viii)      all Goods;

(ix)         all Instruments;

(x)          all Intellectual Property;

(xi)         all Inventory;

(xii)        all Investment Related Property, Financial Assets and Securities Accounts;

(xiii)       all Motor Vehicles;

(xiv)      all Payment Intangibles;

(xv)       all Software;

(xvi)      all cash or cash equivalents;

(xvii)     all letters of credit, Letter of Credit Rights and Supporting Obligations;

(xviii)    all Deposit Accounts with any bank or other financial institution;

(xix)       each and every easement and right-of-way in favor of the Grantor, including those relating to the Project;

(xx)        all other tangible and intangible property of the Grantor, including all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor;

(xxi)       all project documents to which the Grantor is a party, including the Material Project Agreements, and all other contracts, agreements, leases and other similar instruments related to the Project to which Grantor is a party and all amounts payable to the Grantor under any project documents;

(xxii)      all Permits in Grantor’s name required or obtained in connection with the development and/or operation of the Project and/or in connection with any transaction contemplated by the Construction Loan Agreement;

(xxiii)     to the extent not covered above, all assets of Grantor relating to the Project; and

(xxiv)    all accessions to, substitutions for and replacements, Proceeds and products of the foregoing, including all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the Collateral (together with all rights to recover and proceed with respect to the same), together with all books and records, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing.

(e)          “Collateral Locations” means all locations where any Collateral is manufactured, processed or stored, including locations that are owned or leased by Grantor and locations owned by third parties, as set forth on Schedule II attached hereto.

(f)           “Commercial Tort Claims” means all commercial tort claims (as defined in Article 9 of the UCC) of Grantor.

(g)          “Commodities Accounts” means all commodity accounts (as defined in Article 9 of the UCC) of Grantor.

(h)          “Copyrights” means all of Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

(i)           “Deposit Accounts” means all deposit accounts (as defined in Article 9 of the UCC) of Grantor, including, without limitation, (i) any and all moneys, sums and amounts now or hereafter on deposit with the Secured Party or otherwise to the credit of or belonging to Grantor, and (ii) all of the accounts listed on Schedule III under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

(j)           “Documents” means any and all documents (as defined in Article 9 of the UCC) of Grantor.

(k)          “Equipment” means any and all equipment (as defined in Article 9 of the UCC) of Grantor. All Equipment is and shall remain personal property irrespective of its use or manner of attachment to real property.

(l)           “Executive Office” has the meaning assigned to it in Section 6(d).

(m)         “Financial Assets” shall mean all financial assets (as defined in Article 8 of the UCC) of Grantor.

(n)          “Fixtures” means all fixtures (as defined in Article 9 of the UCC) of Grantor.

(o)          “General Intangibles” means all general intangibles (as defined in Article 9 of the UCC) of Grantor, including, without limitation, all payment intangibles as defined in Article 9 of the UCC, software, company records (paper and electronic), correspondence, credit files, records and other documents, computer programs, computer software, computer tapes and cards and other paper and documents in the possession or control of Grantor or in the possession or control of any Affiliate or computer service bureau, and all contract rights, claims, choses in action, bank balances, judgments, rights as lessee under any and all leases of personal property, rights and/or claims to tax refunds and other claims and rights to monies or property, warranties, Patents, Trademarks, trade names, trade secrets, formulas, licensing agreements, royalty payments, Copyrights, service names, customer lists, service marks, logos, goodwill, intellectual property and all other general intangibles of every kind, type or description.

(p)          “Goods” means all goods (as defined in Article 9 of the UCC) of Grantor.

(q)          “Instruments” means all instruments (as defined in Article 9 of the UCC) of Grantor.

(r)          “Intellectual Property” means all Copyrights, all Patents and all Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets, (b) all licenses or user or other agreements granted to the Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured, (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (f) all Permits now held or hereafter obtained by the Grantor in respect of any of the foregoing, and (g) all causes of action, claims and warranties now owned or hereafter acquired by the Grantor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by the Grantor on a worldwide basis.

(s)          “Inventory” means all inventory (as defined in Article 9 of the UCC) of Grantor, including, without limitation, tangible personal property held for sale or lease or to be furnished under contracts of service, tangible personal property which Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in Grantor’s business, and shall include tangible personal property returned to Grantor by a purchaser or lessor thereof following the sale or lease thereof by Grantor.

(t)           “Investment Accounts” means the Securities Accounts, Commodities Accounts and Deposit Accounts.

(u)          “Investment Related Property” means (i) any and all investment property (as defined in the UCC) of Grantor, including without limitation, any and all securities, whether certificated or uncertificated, security entitlements, Securities Accounts, commodity contracts and Commodity Accounts and (ii) all of the following (regardless of whether classified as investment property under the UCC): all (w) Pledged Equity Interests, (x) Pledged Debt, and (y) the Investment Accounts.

(v)          “Letter of Credit Rights” means any and all letter of credit rights (as defined in Article 9 of the UCC) of Grantor.

(w)          “Motor Vehicles” means motor vehicles, tractors, trailers and other like property of the Grantor, whether or not the title to any such property is governed by a certificate of title or ownership.

(x)          “Patents” means all of Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Debt” means all indebtedness for borrowed money owed to Grantor, whether or not evidenced by any instrument or promissory note, all indebtedness described on Schedule V under the heading “Collection of Accounts and Pledged Debt; Interest and other Amounts Payable” (as such schedule may be amended and supplemented from time to time), issues by the obligors named therein, the instruments, if any, the instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

(y)          “Pledged Equity Interests” means all shares of and interests in equity interests and the certificates, if any, representing such shares and any interest of Grantor in the entries on the books of the issuer of such shares or interests or on the books of any securities intermediary pertaining to such shares or interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or interests and any other warrant, right or option to acquire any of the foregoing.

(z)          “Proceeds” means any and all proceeds (as defined in Article 9 of the UCC).

(aa)        “Securities Accounts” shall mean all securities accounts (as defined in Article 8 of the UCC) of Grantor.

(bb)        “Security Interests” shall mean the security interests granted to the Lender pursuant to Section 6, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of this Agreement or the Loan Agreement.

(cc)        “Software” means all software (as defined in Article 9 of the UCC) of Grantor.

(dd)       “Stock Rights” means all dividends, instruments or other distributions and any other right or property which Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Pledged Equity Interests, any right to receive any capital stock, membership interests or other equity interest and any right to receive earnings, in which Grantor now have or hereafter acquire any right, issued by an issuer of such capital stock, membership interests or other equity interest.

(ee)        “Supporting Obligations” means any and all supporting obligations (as defined in Article 9 of the UCC).

(ff)         “Trademarks” means all of Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

(gg)       “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

The rules of interpretation specified in Section 1.2 of the Construction Loan Agreement shall be applicable to this Agreement. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other Governmental Authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 2.   Security Interest. As collateral security for the fulfillment, satisfaction, performance and prompt payment in full when due (whether at stated maturity, upon acceleration, upon any optional or mandatory prepayment or otherwise) of all of the Obligations, Grantor hereby assigns, pledges, hypothecates and sets over to the Secured Party, its successors and its assigns, and grants to the Secured Party, its successors and its assigns, a first-priority, perfected security interest (subject to no other Liens except Permitted Liens) in all of the Collateral, including without limitation, all Commercial Tort Claims and all Supporting Obligations and Proceeds relating to the Collateral.

SECTION 3.   Care of Collateral. Grantor has all risk of loss of the Collateral. The Secured Party shall have no duty of care with respect to the Collateral of the Grantor, except that the Secured Party shall exercise reasonable care with respect to Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Secured Party accords its own property, or if the Secured Party takes such action with respect to the Collateral as Grantor shall request in writing, but no failure to comply with any such request nor any omission to do any such act requested by the Grantor shall be deemed a failure to exercise reasonable care, nor shall the Secured Party’s failure to take steps to collect any income accruing on the Collateral or to preserve rights against any parties or property be deemed a failure to have exercised reasonable care with respect to Collateral in its custody. The rights and security interest herein provided are granted as security only and shall not subject the Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of any of the Collateral.

SECTION 4.   Set-Off. In addition to any rights now or hereafter granted, the rights and security interest elsewhere herein set forth, the Secured Party shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Grantor, any such notice being expressly waived by the Grantor to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Grantor at any time held or other obligations at any time owing by the Secured Party to or for the credit or the account of the Grantor against any and all Obligations held by the Secured Party, irrespective of whether the Secured Party shall have made demand hereunder and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and any application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 5.   Collection of Accounts and Pledged Debt; Interest and other Amounts Payable.

(a)          Upon occurrence of an Event of Default and during the continuation thereof, the Secured Party shall have the right at any time:

(i)          to collect the Accounts included in the Collateral and Pledged Debt, to sell, assign, compromise, discharge or extend the time for payment of any such Account or Pledged Debt, to accelerate any such Pledged Debt that may be accelerated in accordance with its terms, to institute legal action for the collection of any such Account or Pledged Debt, and to do all acts and things it may reasonably deem necessary or incidental thereto, in each case acting if it so chooses in the name of the Grantor;

(ii)         without notice to the Grantor, to notify the parties obligated on any of the Collateral of the security interest in favor of the Secured Party created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Secured Party or to an account designated by the Secured Party;

(iii)        request that the Grantor notify Account Debtors and/or obligors under Pledged Debt and indicate on all billings that payments thereon are to be made to the Secured Party, and the Grantor hereby agrees to make such notification and such indication on billings if so requested. In the event Account Debtors and/or obligors under Pledged Debt are so notified, the Grantor shall not compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account or Pledged Debt without the prior written consent of the Secured Party.

(b)          All interest, income, principal, other amounts and Proceeds (including wire transfers, checks and other instruments) that are received by Grantor in violation of the provisions of clause (a) shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Grantor and shall be forthwith deposited into such account or paid over or delivered to the Secured Party in the same form as so received (with any necessary endorsements or assignments) to be held as Collateral and applied to the Obligations as provided herein. The rights set forth in this Section 5 are supplementary and in addition to (and not in limitation of) the rights granted to the Secured Party in the other Loan Documents.

SECTION 6.   Representations, Warranties and Covenants as to Collateral. Grantor represents, warrants and covenants to and for the benefit of the Secured Party, on the date of this Agreement and on each date a Construction Loan is made, that:

(a)          Good Title; No Existing Liens. Grantor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to this Agreement, and no Lien exists or will exist upon such Collateral, except for the Permitted Liens and except for the security interest in favor of the Secured Party created pursuant hereto. The security interest created pursuant hereto constitutes a first-priority, valid and perfected security interest in the Collateral in which the Grantor purports to grant a security interest pursuant to Section 2, subject to no other Liens except Permitted Liens, and, as to the priority of such Liens, Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the liens granted by this Agreement.

(b)          Right to Grant Security Interest; No Further Liens. Grantor has the full power and legal right and authority to grant a security interest in the Collateral and to execute this Agreement. Except as otherwise expressly permitted by the Construction Loan Agreement, the Grantor will pay all taxes and other charges against the Collateral (including, without limitation, to the extent applicable, property, use and sales taxes). The Grantor will not acquire, use or permit any Collateral to be used illegally or in violation of Applicable Laws or allow the Collateral to be encumbered except for the Lien created pursuant to this Agreement and any Permitted Liens.

(c)          Location of Collateral. The Grantor hereby represents and warrants to the Secured Party that, as of the Closing Date, the Collateral is situated only at the Collateral Locations, and the Grantor covenants with the Secured Party not to locate any material portion of any Collateral (other than Inventory that is in transit in the ordinary course of the Grantor’s business) at any location other than a Collateral Location. Schedule I correctly sets forth the Grantor’s full and correct legal name, jurisdiction of organization and organizational identification number, and the executive office of Grantor set forth on Schedule I hereto (the “Executive Office ”) is, and for the one-year period preceding the Closing Date has been, Grantor’s chief executive office or primary place of business. In addition, to the extent Grantor should warehouse any of the Inventory, Grantor acknowledges and agrees that such warehousing may be conducted only by warehousemen who shall, if so requested by the Secured Party: (1) issue non-negotiable warehouse receipts in the Secured Party’s name to evidence any such warehousing of goods constituting Inventory; or (2) issue electronic warehouse receipts in the Secured Party’s name to evidence any such warehousing of goods constituting Inventory in compliance with applicable federal regulations and in all other respects satisfactory to the Secured Party in its sole discretion. If Grantor consigns any of the Inventory, it will comply with the UCC of any state where such Inventory is located with respect thereto, and shall file, cause the filing and hereby authorizes the Secured Party to file in the appropriate public office or offices UCC-1 financing statements showing Grantor as consignor and the Secured Party as assignee of consignor, and will furnish copies thereof to the Secured Party. If Grantor shall, after the date of this Agreement, wish to establish any new Collateral Location for Collateral to be valued in excess of $50,000 at any time, the Grantor shall provide at least 30 days’ prior written notice thereof to the Secured Party, specifying such location, whether such location is owned, leased or a third party location, and such other information with respect thereto as the Secured Party may require, and the Grantor shall take such further actions with respect to such locations as the Secured Party shall require to preserve and protect any Collateral maintained or stored at such location and the Secured Party’s Lien therein.

(d)          Delivery of Certain Collateral. Upon the reasonable request of the Secured Party, the Grantor shall deliver to the Secured Party all agreements, letters of credit, promissory notes, instruments, certificates of deposit, chattel paper or any other Collateral, the physical possession of which is necessary or desirable in order for the Secured Party to perfect or preserve the priority of its security interest therein. Without limiting the generality of the foregoing, with respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account), Grantor shall cause such certificate or instrument to be delivered to the Secured Party, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.

(e)          Records Respecting Collateral. The Grantor shall keep complete and accurate books and records and make all necessary entries thereon to reflect the transactions and facts giving rise to the Collateral and payments, credits and adjustments applicable thereto, all in accordance with GAAP. All books and records of the Grantor with respect to the Collateral will be accessible from the Executive Office (as it may be changed pursuant to Section 6(d)).

(f)           Further Assurances. The Grantor shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Secured Party any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing reasonably requested by the Secured Party which may be reasonably necessary to the Secured Party to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral and the proceeds thereof. The Grantor shall perform or cause to be performed such acts as the Secured Party may reasonably request to establish and maintain for the Secured Party a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Liens.

(g)          Maintenance of Insurance. In addition to and cumulative with any other requirements herein imposed on the Grantor with respect to insurance, the Grantor shall maintain, or cause to be maintained, insurance as required under the Construction Loan Agreement. The Grantor shall deliver to the Secured Party at such times as the Secured Party may request, a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto. The Grantor shall cause the Secured Party to be listed as a mortgagee or lender’s loss payee, or as an additional insured, in all of such insurance policies, and shall provide endorsements to such policies or other evidence satisfactory to the Secured Party thereof. The Grantor will pay all premiums on the insurance referred to herein as and when they become due and shall do all things necessary to maintain the insurance in effect. If the Grantor shall default in its obligation hereunder to insure the Collateral in a manner satisfactory to the Secured Party, then the Secured Party shall have the right (but not the obligation), with or without notice to the Grantor, to procure such insurance and to charge the costs of same to the Grantor, which costs shall be added to and become a part of the unpaid principal amount of the Obligations and shall be secured by the Collateral. The Grantor hereby appoints (which appointment constitutes a power coupled with an interest and is irrevocable as long as any of the Obligations remain outstanding) Secured Party as its lawful attorney-in-fact, effective after the occurrence of an Event of Default and during the continuation thereof, with full authority to make, adjust, settle claims under and/or cancel such insurance and to endorse Grantor’s name on any instruments or drafts issued by or upon any insurance companies.

(h)          Fundamental Changes. Grantor hereby agrees that is will not move its Executive Office, or change its name, identity, state of incorporation or organization, type of organization or its structure to other than as existing on the date hereof, unless the Grantor shall have (i) notified the Secured Party in writing at least thirty (30) days prior to such change (or such lesser period as may be agreed by the Secured Party in its sole discretion) and provided such other information as the Secured Party may reasonably request and (ii) taken all actions necessary or reasonably requested by the Secured Party to maintain the continuous validity, perfection and the same or better priority of the Secured Party’s Liens.

(i)           Changes-Name, Jurisdiction and Organization. Grantor has not changed its legal name, jurisdiction of organization or its corporate structure in the five (5) years prior to the Closing Date.

(j)           Business Purpose. None of the Obligations is a Consumer Transaction, as defined in the UCC, and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

(k)          No Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by the Grantor of the security interest purported to be created in favor of the Secured Party hereunder or (ii) the exercise by the Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by Applicable Laws), except as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities, in each case other than (x)  filings, recordings, or registrations which are necessary to perfect the security interests hereunder or under the other Collateral documents, and (y) authorizations, consents, approvals, filings, licenses, exemptions or registrations the failure of which to be obtained could not reasonably be expected to have a Material Adverse Effect.

(l)           Preservation. The Grantor shall not take or permit any action which could materially impair the Secured Party’s rights in the Collateral, subject to Grantor’s right to dispose of rights in the Collateral to the extent permitted hereunder or under the Construction Loan Agreement or the right to grant Permitted Liens. Grantor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all other Persons (other than the holders of Permitted Liens).

(m)         Deposit Accounts. Schedule III hereto (as such schedule may be amended or supplemented from time to time) sets forth all of the Deposit Accounts in which Grantor has an interest and Grantor is the sole account holder of each such Deposit Account, and Grantor has not consented to, or is otherwise aware of, any Person (other than the Secured Party pursuant hereto) having either sole dominion and control (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein.

(n)          Investment Accounts; Pledged Debt; Pledged Equity Interests. As of the Closing Date, Grantor has no Securities Accounts, Commodities Accounts, Pledged Debt or Pledged Equity Interests.

(o)          Commercial Tort Claims. The Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) the Grantor shall, immediately upon such acquisition, deliver to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule IV containing a specific description of such Commercial Tort Claim, certified by the Grantor as true, correct and complete, (ii) the provision of Section 2 shall apply to such Commercial Tort Claim (and the Grantor authorizes the Secured Party to supplement Schedule IV with a description of such Commercial Tort Claim if the Grantor fails to deliver the supplement described in clause (i)), and (iii) the Grantor shall execute and deliver to the Secured Party, any certificate, agreement and other document, and take all other action, reasonably necessary or appropriate for the Secured Party to obtain a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule IV delivered pursuant to this Section 6(o) shall become part of such Schedule IV for all purposes hereunder.

(p)          Confirmation. The Grantor confirms the representations and warranties contained in Section 4 of the Construction Loan Agreement relating to the Grantor as if made herein as of the date hereof, which representations and warranties are incorporated herein by reference as if fully set forth herein for the benefit of the Secured Party.

(q)          Covenants. The Grantor shall perform and comply, in all material respects, with all obligations and conditions on its party to be performed hereunder, under the Loan Documents and each of the Material Project Agreements.

SECTION 7.   Events of Default. The happening of any one or more of the following events (each an “Event of Default”) shall constitute an Event of Default hereunder: (a) the failure to perform, observe or fulfill any covenant or obligation contained in this Agreement and the continuation of such failure for more than thirty (30) days (or such longer period as the Lender may agree in writing in its sole discretion) after written notice thereof has been given to the Grantor by the Secured Party or (b) the occurrence of an Event of Default (as defined in the Construction Loan Agreement).

SECTION 8    Remedies.

(a)          Upon the occurrence of an Event of Default and during the continuation thereof:

(i)          The Secured Party shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges available at law (including, without limitation, those provided to a secured party by the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner of the Collateral (and the Grantor agrees to take all such action as may be appropriate to give effect to such right);

(ii)         The Secured Party in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

(iii)        The Secured Party in its discretion may, in its name or in the name of the Grantor otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

(iv)        The Secured Party in its discretion may, to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. The Grantor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, the Grantor shall immediately deliver possession of such Collateral to the receiver. The Grantor also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. The Secured Party shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral; and

(v)         The Secured Party in its discretion may enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Secured Party from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release the Grantor until full and final payment of any deficiency has been made in cash. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under this Section 8 are insufficient to cover the costs and expenses of such exercise and the payment in full of the Obligations, the Grantor shall remain liable for any deficiency.

(b)          In addition to the foregoing, the Grantor further agrees that (i) in the event that notice is necessary under Applicable Laws, written notice mailed to the Grantor in accordance with the terms of the Construction Loan Agreement, at least ten (10) days prior to the date of public sale of any of the Collateral subject to the security interest created herein or prior to the date after which private sale or any other disposition of said Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of sale or other disposition of any such Collateral, the Secured Party may apply the proceeds of any such sale or disposition to the satisfaction of the Secured Party’s reasonable attorneys’ fees, legal expenses, and other costs and expenses incurred in connection with the Secured Party’s taking, retaking, holding, preparing for sale, and selling of the Collateral and otherwise such proceeds shall be applied to the Obligations as the Secured Party may determine in its sole discretion; (iii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property but in any event the Secured Party may sell on such terms as the Secured Party may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; (iv) the Secured Party may require the Grantor to assemble the Collateral, taking all necessary or appropriate action to preserve and keep it in good condition, and make such available to the Secured Party at a place and time convenient to both parties, all at the expense of the Grantor; (v) the Secured Party has no obligation to repair, clean-up or otherwise prepare the Collateral for sale; and (vi) the Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(c)          In addition to exercising the foregoing rights, upon the occurrence of an Event of Default and during the continuation thereof, to the extent permitted under Applicable Laws, the Secured Party may sell, assign, and deliver the whole of the Collateral or any part(s) thereof, at any time(s) at any broker’s board, or at public or private sale, at the Secured Party’s option, which sale may be conducted by an employee or representative of the Secured Party, and any and any such sale, so long as such sale is made in accordance with Applicable Laws, shall be considered or deemed to be a sale made in a commercially reasonable manner. No delay on the Secured Party’s part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon Grantor by the Secured Party with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair the Secured Party’s right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice the Secured Party’s rights as against the Grantor in any respect. The Grantor hereby waives and releases to the fullest extent permitted by law all rights, legal and equitable, if any, it may now or hereafter have to require marshaling of the Collateral and any other security for the Obligations or otherwise. Each successor and assign of the Grantor, including a holder of a lien subordinate to the lien created hereby (without implying that the Grantor has, except as expressly provided in the Financing Documents, a right to grant an interest in, or a subordinate lien on, any of the Collateral), except as otherwise agreed between such successor or assign of the Grantor and Secured Party, by acceptance of its interest or lien agrees that it shall be bound by the foregoing waiver, to the same extent as if such holder gave the waiver itself. At any such sale, unless prohibited by Applicable Laws, the Secured Party may bid for and purchase all or any part of the Collateral so sold. If Secured Party sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral and the Grantor shall be credited with the proceeds of the sale as and when received, less expenses. In the event the Secured Party purchases any of the Collateral being sold, the Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Grantor. To the extent permitted by Applicable Laws, the amount of the successful bid at any such sale, whether Secured Party or any other party is the successful bidder, shall, absent fraud or gross negligence, be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations. The Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Secured Party be under any obligation to take any action whatsoever with regard thereto. The Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and the Secured Party may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting the Secured Party’s rights against the Grantor. The Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)          The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws (collectively, the “Securities Laws”), Secured Party may be compelled, with respect to any sale of all or any part of the Collateral constituting “securities”, however defined in the Securities Laws, to limit purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale, so long as such sale is made in accordance with Applicable Laws, shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale. The proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Grantor shall be applied by the Lender in the manner set forth in the Loan Agreement.

SECTION 9.   Continuing Security Interest. Any and all of the Secured Party’s rights with respect to the security interests hereunder shall continue unimpaired, and the Grantor shall be and remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any Collateral at any time or of any rights or interests therein (except for any release made in accordance with Section 14), or any delay, extension of time, renewal, compromise or other indulgence granted by the Secured Party in reference to any of the Obligations, or any promissory note, draft, bill of exchange or other instrument or Loan Document given in connection therewith, the Grantor hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the Grantor had expressly agreed thereto in advance.

SECTION 10.   No Waiver. No delay on the part of Secured Party in exercising any power of sale, option or other right hereunder, and no notice or demand which may be given to or made upon the Grantor by the Secured Party, shall constitute a waiver thereof, or limit or impair the Secured Party’s right to take any action or to exercise any other power of sale, option or any other right hereunder, without notice or demand, or prejudice the Secured Party’s rights as against Grantor in any respect.

SECTION 11.   Financing Statements. The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file any financing statements or continuation statements, and amendments to financing statements, or any similar document with respect to the Collateral or any part thereof in any jurisdictions and with any filing offices as Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Secured Party hereunder. Such financing statements shall contain the information required by the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor, and (ii) a description of collateral that describes the Collateral in any manner as the Secured Party may determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, and Grantor agrees to provide such information to the Secured Party promptly upon request. Without limiting the generality of the foregoing, Grantor expressly authorizes the Secured Party to describe the Collateral in any such financing statement, continuation statement or amendment thereto as “all assets” or “all personal property” of Grantor or by words of similar effect. Grantor agrees to reimburse the Secured Party for the expense of any such filings in any location deemed necessary and appropriate by the Secured Party.

SECTION 12.   Power of Attorney. Grantor hereby appoints any officer or agent of the Secured Party as Grantor’s true and lawful attorney-in-fact with power effective after the occurrence and during the continuance of an Event of Default, (a) to endorse the name of Grantor upon any notes, checks, drafts, money orders or other instruments of payment or Collateral which may come into possession of the Secured Party; (b) to sign and endorse the name of Grantor upon any checks, drafts, notes or other instruments received in payment of or on account of the Collateral, invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts; (c) to give written notice to such office and officials of the United States Postal Service to affect such change or changes of address so that all mail addressed to Grantor may be delivered directly to the Secured Party (the Secured Party will return all mail not related to the Obligations or the Collateral); (d) to perform all other acts that the Secured Party deems appropriate to perfect and continue its security interest in, and to protect and preserve, or to realize upon the Collateral; and (e) to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Collateral; granting unto Grantor’s said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectively as Grantor might or could do, and hereby ratifying all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and all transactions hereunder.

SECTION 13.   Remedies, Etc., Cumulative. Each right, power and remedy of the Secured Party provided for in this Agreement or the other Loan Documents or in any of the other instruments or agreements securing the Obligations or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement, the other Loan Documents or in any such other instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

SECTION 14.   Continuing Agreement.

(a)          This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (x) remain in full force and effect until (i) the Commitment is terminated or fully utilized and (ii) all of the Obligations (other than contingent obligations not yet known, accrued or payable), including all of the principal of, premium, if any, and interest on all of the Obligations have been indefeasibly paid and satisfied in full, at which time this Agreement shall terminate; (y) be binding upon the Grantor and its successors and assigns; and (z) inure, together with the rights and remedies of the Secured Party, to the benefit of the Secured Party and its successors and assigns. Without limiting the generality of the foregoing clause (z), the Secured Party may assign or otherwise transfer any Note or other evidence of indebtedness held by it to any other Person to the extent permitted by and in accordance with the Construction Loan Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Party herein or otherwise. Promptly upon termination of this Agreement, the security interests and liens created and granted hereunder shall terminate and Secured Party shall execute and deliver such documents, at the Grantor’s sole cost and expense, as are reasonably necessary to release Secured Party’s security interest and liens in the Collateral in accordance with Section 14(c) below. If this Agreement is revoked by operation of law as against the Grantor, the Grantor will indemnify and save the Secured Party and its successors or assigns, harmless from any loss which may be suffered or incurred by them in making, giving, granting or extending any loans or other credit, financing or financial accommodations, or otherwise acting, hereunder prior to receipt by the Secured Party of notice in writing of such revocation.

(b)          Upon any sale or transfer by Grantor of any Collateral that is expressly permitted under the Construction Loan Agreement (other than a sale or transfer to another Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral in accordance with the Construction Loan Agreement, the security interest in such Collateral shall be automatically released.

(c)          In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 14, the Secured Party shall execute and deliver to Grantor, at Grantor’s expense, all documents that Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by Grantor to effect such release within a reasonable time, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Secured Party.

SECTION 15.   Miscellaneous.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, GRANTOR AND SECURED PARTY HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT AND THE LOAN DOCUMENTS OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN GRANTOR AND SECURED PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY TO MAKE THE CONSTRUCTIN LOANS AND OTHER FINANCIAL ACCOMMODATIONS TO GRANTOR PURSUANT TO THE LOAN DOCUMENTS.

(b)          Section headings herein are for the convenience of reference only and shall not affect the construction or interpretation of or alter or modify the provisions of this Agreement.

(c)          None of the terms or provisions of this Agreement may be waived, altered, modified, limited or amended except by an agreement expressly referring hereto and to which the Secured Party consents in writing; the rights granted to the Secured Party herein shall be supplementary and in addition to those granted to the Secured Party in the other Loan Documents.

(d)          The addresses of the parties for delivery of notices, requests, demands and other communications hereunder are as set forth in the Construction Loan Agreement.

(e)          No reference to “Proceeds” or “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by Grantor to the extent not permitted under the Construction Loan Agreement.

(f)          This Agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(g)          If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this Agreement is declared to be severable.

(h)          All rights of the Secured Party and security interests hereunder, and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any provision of any Loan Document or any other agreement entered into between Grantor and the Secured Party in connection therewith or relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of any of the Construction Loans, any other amendment or waiver of any term of, or any consent to any departure from any requirement of the Construction Loans, the Construction Loan Agreement, or any other Loan Document; (iii) any exchange, release or non-perfection of any lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any Loan Document; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor or a guarantor.

SECTION 16.   Compliance with Certain Perfection Requirements. Notwithstanding anything contained herein to the contrary, the Secured Party hereby agrees that (i) the Grantor shall not be obligated to mark or reflect the security interest of the Secured Party on any certificate of title covering any Motor Vehicle, aircraft, or other assets subject to certificate of title statutes, and no breach or default shall be deemed to arise hereunder as a result of any failure to so mark or reflect the security interest of the Secured Party in any such asset on any such certificate of title; and (ii) Grantor shall not be required to take any action with respect to the perfection of security interests in (a) Commercial Tort Claims asserting damages of less than $50,000 in the aggregate, or (b) Letter of Credit Rights in an amount less than $50,000 in the aggregate, in each case to the extent that a security interest therein cannot be perfected by the filing of a financing statement under the UCC.

IN WITNESS WHEREOF, the Borrower and Lender hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers, under seal, as of the date first above written.

GRANTOR:

GROTON STATION FUEL CELL, LLC
By: FuelCell Energy Finance, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By:
Name:	Michael S. Bishop
Title:	Senior Vice President & Chief Financial Officer

SECURED PARTY:

FIFTH THIRD BANK

By:
Name:	Natalie Trojan
Title:	Vice President

[Signature Page to Security Agreement]

Exhibit c

Form of Construction Loan Notice

Exhibit C to Construction Loan Agreement

FORM OF CONSTRUCTION LOAN NOTICE

TO:	FIFTH THIRD BANK, as Lender

FROM:	GROTON STATION FUEL CELL, LLC, as Borrower

DATE:	February 28, 2019

1.	This Construction Loan Notice is delivered to you, as Lender, pursuant to Section 5.2(a) of that certain Construction Loan Agreement, dated as of February 28, 2019 (as amended, amended and restated, modified or supplemented from time to time, the “Construction Loan Agreement”), by and between Groton Station Fuel Cell, LLC, a Connecticut limited liability company (“Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation (“Lender”). All defined terms set forth, but not otherwise defined, in this notice shall have the respective meanings set forth in the Construction Loan Agreement.

2.	The Borrower hereby requests a Construction Loan pursuant to Section 2.1 of the Construction Loan Agreement as follows:

(a)	Loan Disbursement Date: February 28, 2019, which is a Business Day.

(b)	Amount of Construction Loan: $9,656,659.

3.	In conjunction with the request for a Construction Loan, Borrower provides the following information, confirmations and certifications as of the date hereof and as of the date of the proposed borrowing:

(a)	The Borrower has satisfied all conditions precedent to the making of this borrowing under Section 5 of the Construction Loan Agreement or obtained a waiver thereof.
(b)	Each statement certified by the undersigned in the Borrowing Date Certificate dated as of February 28, 2019 with respect to the proposed borrowing is accurate, true and complete.
(c)	Following Lender’s making of the Construction Loan, the aggregate amount of outstanding Construction Loans will not exceed the Commitment.
(d)	The amount of the requested Construction Loan is consistent with the Drawn Down Schedule.
(e)	Proceeds of the borrowing will be solely utilized as provided in Section 2.5 of the Construction Loan Agreement.
(f)	As of the date hereof, Borrower has paid out of its own funds all amounts set forth in the Draw Down Schedule that have been required to be borne by Borrower.
(g)	Not less than five (5) Business Days prior to the proposed borrowing date, Borrower has delivered (i) to the Independent Engineer all necessary information and certificates from Borrower applicable to such borrowing and (ii) to Lender the Borrowing Date Certificate, with all applicable attachments, for the proposed borrowing.

BORROWER:

GROTON STATION FUEL CELL, LLC

By: FuelCell Energy Finance, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By:
Name:	Michael S. Bishop
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT D

Form of Note

PROMISSORY NOTE

$23,000,000.00	February 28, 2019

FOR VALUE RECEIVED, the undersigned, Groton Station Fuel Cell, LLC, a Connecticut limited liability company (the “Borrower”), promises to pay to Fifth Third Bank, an Ohio banking corporation (the “Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Three Million and No/100 Dollars ($23,000,000.00) or, if less, the aggregate unpaid and outstanding principal amount of Construction Loans advanced by the Lender to the Borrower pursuant to that certain Construction Loan Agreement, dated as of February 28, 2019 (as amended, amended and restated, modified or supplemented from time to time, the “Construction Loan Agreement”), entered into by and between Borrower and Lender.

This is the Note referred to in the Construction Loan Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. All capitalized terms used in this Note and not otherwise defined shall have the meaning ascribed to such terms in the Construction Loan Agreement.

This Note is made in connection with and is secured by, among other instruments, the provisions of the Security Agreement and the UCC-1 financing statement filed in connection therewith, the Pledge Agreement and the UCC-1 financing statement filed in connection therewith, the Guaranty, the Mortgage and the Consents (collectively, the “Security Documents”). Reference is hereby made to the Construction Loan Agreement and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Note.

The principal amount hereof is payable in accordance with the Construction Loan Agreement, and such principal amount may be prepaid solely in accordance with the Construction Loan Agreement. Borrower authorizes Lender to record on the schedule annexed to this Note, the date and amount of each Construction Loan made by Lender, each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted in the absence of manifest error. Borrower further authorizes Lender to attach to and make a part of this Note continuation of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Construction Loans.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rate of interest and at the times set forth in the Construction Loan Agreement and Borrower agrees to pay other fees and costs as stated in the Construction Loan Agreement. Borrower shall make all payments by electronic transfer of funds to:

Fifth Third Bank

ABA No. 042000314

Credit: Groton Station Fuel Cell, LLC

Account No.:

If any payment on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the succeeding, or next preceding, Business Day, in accordance with the terms of the Construction Loan Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Construction Loan Agreement and the other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses, including without limitation, reasonable attorneys’ fees incurred in connection with the interpretation or enforcement of this Note, in accordance with the Construction Loan Agreement.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE.

Whenever Lender is referred to in this Note, such reference shall be deemed to include the successors and assigns of Lender, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions, and all agreements by or on behalf of Borrower and any endorsers, guarantors, and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of Lender.

[SIGNATURE PAGE TO FOLLOW]

2

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered to be effective as of the date first above written.

BORROWER:
GROTON STATION FUEL CELL, LLC

By: FuelCell Energy Finance, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By:
Name:	Michael S. Bishop
Title:	Senior Vice President & Chief Financial Officer

3

Date	Advance	Prepayment or Repayment	Outstanding Balance

4

Exhibit E

EPC Contract

Exhibit F

Service Agreement

Exhibit G

Insurance Requirements

EXHIBIT H

Closing Certificate

EXHIBIT H
TO
CONSTRUCTION LOAN AGREEMENT

FORM OF BORROWER’S CLOSING CERTIFICATE

Date: February 28, 2019

FIFTH THIRD BANK

as Lender

201 N. Tryon Street, Suite 1700
Mail Drop: NFT17A
Charlotte, North Carolina 28202
Attention: Portfolio Manager

Re:	Groton Station Fuel Cell, LLC

Ladies and Gentlemen:

This certificate (“Borrower’s Closing Certificate”) is delivered pursuant to that certain Construction Loan Agreement, dated as of February 28, 2019 (as amended, amended and restated, modified or supplemented from time to time, the “Construction Loan Agreement”), by and between Groton Station Fuel Cell, LLC, a Connecticut limited liability company (“Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation (“Lender”). All capitalized terms used herein shall have the respective meanings specified in the Construction Loan Agreement unless otherwise defined herein or unless the context requires otherwise.

I, Michael S. Bishop, am a duly qualified and acting Authorized Officer of Borrower. I have reviewed the provisions of the Construction Loan Agreement which are relevant to the furnishing of this Borrower’s Closing Certificate, I do hereby certify, solely in my capacity as Authorized Officer of Borrower, and not in my individual capacity, on behalf of Borrower, as of the date hereof, as follows:

1.          True, correct and complete copies of the Loan Documents (other than any Loan Documents not required to have been executed as of the Closing Date) have been delivered to the Lender, and each of such Loan Documents is in full force and effect and has been duly authorized, executed and delivered by the parties thereto.

2.          True, correct and complete copies of the Material Project Agreements have been delivered to the Lender, and each of such Material Project Agreements is in full force and effect as of the date hereof. Neither the Borrower nor, to the Borrower’s Knowledge, any other party to any Material Project Agreement is or, but for the passage of time or giving of notice or both, is or will be, in breach of any obligation thereunder. All conditions precedent to the performance of the Borrower and, to the Borrower’s Knowledge, all conditions precedent to the performance of the other parties under the Material Project Agreements to have been performed as of the Closing Date have been satisfied.

3.          The Equity Contribution has been made.

4.          Borrower has authorized the filing of Uniform Commercial Code financing statements naming Borrower as a debtor, and the Lender as secured party, with respect to the Collateral described in the Security Agreement and Pledgor has authorized the filing of Uniform Commercial Code financing statements naming Pledgor as a debtor, and the Lender as secured party, with respect to the Collateral described in the Pledge Agreement.

5.          Insurance required to be obtained as of the date hereof in accordance with the requirements set forth in Section 6.7 of the Construction Loan Agreement are in full force and effect with respect to the Project.

6.          Borrower has established the Construction Account with Lender maintained in the name of Borrower granted to the Lender a perfected, first priority security interest therein.

7.          Borrower has obtained and delivered to Lender duly executed and delivered Take-out Commitment Letters.

8.          Schedule 4.13 to the Construction Loan Agreement is a schedule of all Permits required to construct, own, maintain and operate the Project. A true, correct and complete copy of each Permit in effect as of the date hereof as listed on Part I of Exhibit H-1, together with all amendments and supplements thereto and renewals thereof has been delivered to the Lender. The Permits as set forth on Part I of Schedule 4.13 to the Construction Loan Agreement, constitute all of the Permits which are, in light of the status of the acquisition, development, construction, ownership and operation of the Project as of the date hereof required to have been obtained by the date hereof. Part II of Schedule 4.13 to the Construction Loan Agreement lists all other Permits required to construct and operate the because they are of the type that is ministerial in nature and routinely granted on application, as contemplated by the Loan Documents. The Permits listed in Part II of Schedule 4.13 to the Construction Loan Agreement are, in the light of the status of the acquisition, development, construction, ownership and operation of the Project as of the date hereof, obtainable in the ordinary course of business on commercially reasonable terms and conditions prior to the time required by Applicable Law and the Borrower reasonably believes that any Permit on Part II of Schedule 4.13 to the Construction Loan Agreement will be obtained before it becomes needed for the Project. The Permits for the Project as set forth in Part I of Schedule 4.13 to the Construction Loan Agreement are in full force and effect and no appeal of such Permits is pending, and such Permits are not subject to any unsatisfied conditions that could reasonably be expected to allow for material modification or revocation.

9.          No material adverse change in the Construction Budget and Schedule or the base case projections for the Project, in the economics or feasibility of constructing or operating the Project, or in the financial condition, business or property of any counterparty to a Material Project Agreement has occurred, in each case which could reasonably be expected to have a Material Adverse Effect.

10.        All of the Lender’s reasonable and documented third party costs and expenses as required pursuant to Section 10.1(a) of the Construction Loan Agreement have been paid (or arrangements have been made to pay such costs and expenses on the Closing Date out of proceeds of the initial Construction Loan).

11.        Each representation and warranty of Borrower set forth in Section 4 of the Construction Loan Agreement or under the Loan Documents is true and correct in all material respects as of the date hereof (or if such representation and warranty relates solely as of an earlier date, as of such earlier date).

12.        No Event of Default or Default has occurred and is continuing as of the date hereof or will result from the Construction Loan Agreement becoming effective in accordance with its terms.

13.        No event or circumstance having a Material Adverse Effect has occurred (except as is no longer continuing or has been waived by the Lender).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Borrower’s Closing Certificate on behalf of Borrower as of the date first written above.

Groton Station Fuel Cell, LLC

By: FuelCell Energy Finance, LLC
Its: sOLE mEMBER

bY: fUELcELL eNERGY, iNC.
iTS: sOLE mEMBER

By:
	Name:	Michael S. Bishop
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT I

Construction Budget and Schedule

EXHIBIT J

Borrowing Date Certificate

EXHIBIT J
TO
CONSTRUCTION LOAN AGREEMENT

FORM OF BORROWING DATE CERTIFICATE

(Delivered pursuant to Section 5.2(b) of the Construction Loan Agreement)

Date:_______________1

Borrowing Date: 02.28.2019

FIFTH THIRD BANK

as Lender

201 N. Tryon Street, Suite 1700
Mail Drop: NFT17A
Charlotte, North Carolina 28202
Attention: Portfolio Manager

Re:	Groton Station Fuel Cell, LLC

Ladies and Gentlemen:

1.          This Borrowing Date Certificate is delivered to you pursuant to Section 5.2(b) of that certain Construction Loan Agreement, dated as of February 28, 2019 (as amended, amended and restated, modified or supplemented from time to time, the “Construction Loan Agreement”), by and between Groton Station Fuel Cell, LLC, a Connecticut limited liability company (“Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation (“Lender”). All capitalized terms used herein shall have the respective meanings specified in the Construction Loan Agreement unless otherwise defined herein or unless the context requires otherwise.

2.          We have read the provisions of the Construction Loan Agreement which are relevant to the furnishing of this Borrowing Date Certificate. To the extent that this Borrowing Date Certificate evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Construction Loan Agreement, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an informed opinion as to whether such covenants or conditions have been complied with.

1 Certificate must be submitted (i) to Lender at least five (5) Business Days prior to the proposed borrowing date and (ii) to the Independent Engineer, along with all other information and certificates from Borrower and EPC Contractor applicable to such borrowing, at least five (5) Business Days prior to the proposed borrowing date. Borrowings shall be made no more frequently than twice per month.

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3.          BORROWER HEREBY CERTIFIES THAT, as of the borrowing date:

(a)          The Project costs to be paid with the proceeds of the Construction Loans incurred prior to the date hereof are $9,656,659, segregated by major categories as described on Appendix I(A) hereto and segregated by sources of funds as described on Appendix I(A) hereto.

(b)          [Reserved]

(c)         (i) The amount of the Construction Loan requested by Borrower is consistent with that shown on Schedule # 1 to the Construction Loan Agreement; (ii) Borrower has paid, out of its own funds, any amounts shown on Schedule # 1 to the Construction Loan Agreement required to be funded by Borrower as of the date hereof, including the Equity Contribution, and documentation evidencing such payment is attached to Appendix II hereto; and (iii) To the extent that, pursuant to the EPC Contract, there has been any increase in amounts required to be paid by Borrower due to change orders requested by Borrower (the cost of which is required to be borne by Borrower under the EPC Contract), Borrower has made any such payments when due;

(d)          The most recent Construction Report is attached to Appendix III hereto.

(e)          If funds are being requested under this Borrowing Date Certificate to pay Project costs in respect of the EPC Contract, then attached to this Borrowing Date Certificate as Appendix IV is a copy of any invoice, purchase order, application for payment, milestone certificate or other such similar documentation supplied pursuant to the EPC Contract since the date of the immediately preceding Borrowing Date Certificate (each in form and substance reasonably acceptable to the Lender).

(f)           [Reserved]

(g)        After giving effect to the making of the requested Construction Loan, the aggregate outstanding amount of the Construction Loans is not in excess of the Commitment;

(h)          (i)] All work that has been done on the Project has been done in a good and workmanlike manner and in accordance with the EPC Contract and prudent utility practices and (ii) there has not been filed with or served upon any Loan Party or the Project (or any part thereof) notice or application for any Lien (other than Permitted Liens), claim of Lien (other than Permitted Liens) or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request (A) which has not been released, (B) which will not be released with the payment of such obligation out of this requested borrowing, (C) which has not been bonded in an amount and in a manner satisfactory to Lender in its discretion that assures Lender that any amounts determined to be due will be promptly paid in full when any such claim is resolved, or (D) for which an amount satisfactory to Lender has not been reserved in a manner satisfactory to Lender in its discretion that assures Lender that any amounts determined to be due will be promptly paid in full when any such claim is resolved.

(i)           The estimated date that the Project will achieve Substantial Completion (as defined in the EPC Contract) is set forth in Appendix VI hereto.

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(j)           The estimated Project costs to Substantial Completion (as defined in the EPC Contract) are $40,625,000, segregated by major categories and described on Appendix I(A) hereto. Such amount is consistent with the current Construction Budget and Schedule or has otherwise been approved or permitted pursuant to the Construction Loan Agreement.

(k)          To Borrower’s knowledge, there has not occurred any development which materially adversely affects the likelihood of achieving Substantial Completion (as defined in the EPC Contract) by the date set forth on Appendix VI

(l)           No Event of Default or Default has occurred and is continuing or will result from the borrowing requested hereunder or the application of proceeds from the borrowing requested hereunder.

(m)          Each Loan Document, Material Project Agreement, and applicable Permit that is required to be in effect as of the date hereof remains in full force and effect as of the date hereof without material change or amendment since the respective dates of their execution and delivery in a form which was approved by Lender, except as consented to in writing by Lender, and any amendments thereto have been delivered to the extent not previously delivered.

(n)          The Permits, approvals and consents for the Project as set forth on Part I of Schedule 4.13 to the Construction Loan Agreement constitute all of the Permits, approvals and consents which are, in light of the status of the acquisition, development, construction, ownership and operation of the Project as of the date of this borrowing, required to have been obtained by the date hereof, and each is final, in full force and effect and, if an appeal period is specified by Applicable Law under which such Permit is issued the appeal period has expired and no judicial, administrative or other proceedings are pending or, to the best of the Borrower’s Knowledge, threatened, seeking injunction, material modification or revocation. To the extent not previously delivered, such additional Permits or material amendments to Permits are attached hereto as Appendix VII.

(o)          The Permits listed in Part II of Schedule 4.13 of the Construction Loan Agreement are of a type that is routinely granted on application, that is ministerial in nature and that would normally be obtained in the ordinary course of business on commercially reasonable terms and conditions prior to the time required by Applicable Law and the Borrower reasonably believes that any Permit on Part II of Schedule 4.13 of the Construction Loan Agreement will be obtained before it becomes needed for the Project.

(p)          As of the date hereof, there has been no material adverse change in the Construction Budget and Schedule or the base case projections for the Project, in the economics or feasibility of constructing or operating the Project, or in the financial condition, business or property of any counterparty to a Material Project Agreement, in each case which could reasonably be expected to have a Material Adverse Effect, except as otherwise approved by Lender in writing. No event or circumstance having a Material Adverse Effect has occurred (except as is no longer continuing or has been waived by the Lender).

(i)          The Borrower certifies that (A) a loan agreement for the Take-out Financing is expected to be executed no later than sixty (60) days following the Closing Date, (B) one or more letters of intent from tax equity investors committing to provide tax equity financing with respect to the Project are expected to be obtained no later than ninety (90) days following the Closing Date and (C) the Take-out Financing is expected to occur no later than the Maturity Date.

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(s)          Borrower has not waived performance or released from liability any party to any Material Project Agreement except as otherwise permitted under the Construction Loan Agreement.

(t)           All of the representations and warranties with respect to Borrower or any other Loan Party contained in Section 4 of the Construction Loan Agreement and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects as if made on the date of such borrowing provided therein on and as of the date hereof (except to the extent such representations and warranties were made expressly as of only an earlier date, in which case such representations and warranties were true and correct as of such earlier date). The conditions precedent set forth in Section 5 of the Construction Loan Agreement have been either satisfied or waived in writing by Lender.

(u)          There are no material actions, suits, proceedings or investigations pending or, to the Knowledge of Borrower, threatened before any court or administrative agency naming Borrower as a party or regarding the Project.

(v)          The Closing Date has occurred or is occurring simultaneously with respect to the initial borrowing of Construction Loans.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned parties have executed this Borrowing Date Certificate as of the date first written above.

BORROWER:

GROTON STATION FUEL CELL, LLC

By: FuelCell Energy Finance, LLC
Its: Sole Member

By: FuelCell Energy, Inc.
Its: Sole Member

By:
Name:	Michael S. Bishop
Title:	Senior Vice President & Chief Financial Officer

Accepted and Agreed:

FIFTH THIRD BANK,
as Lender

By:
Name:
Title:

EXHIBIT K

Independent Engineer Certificate

EXHIBIT K
TO
CONSTRUCTION LOAN AGREEMENT

FORM OF INDEPENDENT ENGINEER’S CERTIFICATE

(Delivered pursuant to Section 5.2(b) of the Construction Loan Agreement)

February 28 2019	Borrowing Date Certificate Date:	February 28, 2019
	Borrowing Date:	February 28, 2019

FIFTH THIRD BANK

as Lender

201 N. Tryon Street, Suite 1700
Mail Drop: NFT17A
Charlotte, North Carolina 28202
Attention: Portfolio Manager

Ladies and Gentlemen:

Re:	Groton Station Fuel Cell, LLC Independent Engineer’s Borrowing Date Certificate No. 1

This Independent Engineer’s certificate (this “Certificate”) is delivered to you pursuant to Section 5.2(b) of that certain Construction Loan Agreement, dated as of February 28, 2019 (as amended, amended and restated, modified or supplemented from time to time, the “Construction Loan Agreement”), by and between Groton Station Fuel Cell, LLC, a Connecticut limited liability company (“Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation (“Lender”). All capitalized terms used herein shall have the respective meanings specified in the Construction Loan Agreement unless otherwise defined herein or unless the context requires otherwise.

The Independent Engineer’s review and observations were performed in accordance with generally accepted technical consulting practice and included such general investigations, observations and review as the Independent Engineer, in its professional opinion, deemed necessary under the circumstances within the scope of its services as Independent Engineer pursuant to and in accordance with the standard of care in that certain independent engineering engagement, dated as of June 6, 2018 by and between FuelCell Energy, Inc. and the Independent Engineer.

The statements contained herein are made on the understanding and assumption that the information provided to the Independent Engineer as to the matters covered by this Certificate is true, correct, and complete. The Independent Engineer hereby makes the following statements in favor of the Lender with respect to the Project as of the date hereof:

K-1

1.          We have read the provisions of Sections 5.1(c) and 5.2(b) of the Construction Loan Agreement which identify the responsibilities of the Independent Engineer related to providing this Certificate.

2.          We have reviewed the material and data made available to us by the Borrower and the EPC Contractor, which information consists of: (a) the executed Borrowing Date Certificate (the “Current Borrowing Date Certificate”), dated February 28, 2019 for a borrowing date of February 28, 2019 and the appendices and other items attached thereto prepared by the Borrower or the EPC Contractor; and (b) work progress documents consisting of monthly Construction Reports and other material related to the Project as we believed were reasonably necessary to establish the accuracy of the technical aspects of the Current Borrowing Date Certificate and in accordance with the scope of our services as Independent Engineer as of the date of this Certificate.

3.          To the extent practical within the scope of our engagement, we have reviewed the progress of engineering, procurement and construction for the Project. Site visits have been or will be, as applicable, conducted in connection with the Certificates provided by the Independent Engineer for the first, second and final Borrowing Date Certificates. When the Independent Engineer visits the site, its review and observations will be performed in accordance with generally accepted engineering practices consisting of a walk-through of the site, observation of installed equipment and material, and observation of work procedures.

4.          Based on the scope of our engagement, our review of the aforementioned information, and of data provided to us by others which we have not independently verified, we are of the opinion that, as of the date hereof, except as set forth in detail in Attachment A to this Certificate:

(a)	Based upon evidence (including copies of invoices and other documentation, as reviewed and confirmed by the Independent Engineer) of the payment of Project costs in connection with the development and construction of the Project on or prior to the Closing Date made by the Borrower or the Borrower’s Affiliates, we confirm that the Borrower has made the Equity Contribution.

(b)	The estimated Project costs required to achieve Substantial Completion (as defined in the EPC Contract) for the Project are as set forth in the Current Borrowing Date Certificate.

(c)	The amount of the currently estimated aggregate Project costs required to achieve Substantial Completion (as defined in the EPC Contract) for the Project in accordance with the EPC Contract is consistent with the Construction Budget and Schedule.

(d)	Based on the current progress of construction, it is reasonable to expect (i) Substantial Completion (as defined in the EPC Contract) for the Project will be achieved by the date indicated in the Current Borrowing Date Certificate and in accordance with the Construction Budget and Schedule, (ii) the Project will achieve commercial operation by March 10, 2020.

K-2

(e)	Our scope of review has not brought to our attention any material technical errors or omissions in the information contained in the Current Borrowing Date Certificate or attachments thereto.

(f)	Except for the Permits detailed in Part II of Schedule 4.13 to the Construction Loan Agreement, to the best of our knowledge and belief, no other “Key Permits” are required in connection with the construction and operation of the Project. For purposes of the foregoing, “Key Permits” means the “Key Permits, Plans and Approvals” listed in Attachment B to this Certificate.

(g)	To the best of our knowledge and belief, the work accomplished during the period covered by this Certificate is in accordance with the Construction Budget and Schedule and complies with (i) the EPC Contract, (ii) prudent utility practices, and (iii) the technical system requirements of the Power Purchase Agreement, the Interconnection Agreement and the Service Agreement.

(h)	The Borrowing requested by the Current Borrowing Date Certificate is in conformance, on a cumulative basis, with the Construction Budget and Schedule.

5.          To the best of our knowledge and belief, there are no approved, pending or proposed change orders or cost overruns which are not listed on Appendix V to the Borrower’s Current Borrowing Date Certificate.

6.          To the best of our knowledge and belief, the undersigned does not know of any pending or proposed changes in any technical or environmental codes or regulations affecting the design, construction or use of the Project which would affect the Project or the ability to obtain any certificates or Permits necessary for the use and operation of the Project.

Except as specified above or as noted in Attachment A to this Certificate, the undersigned has not discovered any error in the matters set forth in the Current Borrowing Date Certificate that are within its scope of work.

K-3

IN WITNESS WHEREOF, the undersigned, a duly qualified representative of the Independent Engineer, has caused this Independent Engineer’s Certificate to be duly executed as of the date first above written.

By:
Name:	Steve R. Dean
Title:	Managing Principal

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EXHIBIT L

Form of Construction Report

EXHIBIT M

Form of Take-Out Commitment Letter